UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Garrett Motion Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Garrett

ADVANCING MOTION

OUR TURBOS ROCK
Garrett
ADVANCING MOTION
connected vehicle solutions

2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Garrett Stockholder:

Thank you for your investment in Garrett Motion. We made great progress evolving Garret’s governance structure during our first full year as an independent public company and wanted to share with you some of the highlights in advance of our Annual Meeting of Stockholders, which will be held virtually due to the COVID-19 pandemic.

Board Refreshment

Strong independent leadership and membership are critical in the promotion of best-in-class corporate governance practices. We routinely evaluate the composition of the Board to ensure a balanced mix of expertise across disciplines and backgrounds necessary for effective oversight. As a result of our focus on Board refreshment, we are pleased to have appointed Jérôme Stoll as an independent director in March 2020. His in-depth knowledge of the automotive industry and deep executive and operational experience will bring valuable insight to our Board. With this addition, we increased the size of our Board to eight directors, of which seven are independent, and plan to continue to evaluate potential director candidates to further strengthen and complement our Board.

Aligning Executive Compensation with Performance

We are dedicated to ensuring we have an appropriate executive compensation structure that links pay with performance. Following the initial compensation program inherited at the time of our 2018 spin-off, we have updated our incentive plans and performance metrics to more accurately reflect the Board’s pay-for-performance philosophy. I encourage you to review the details of the evolution of our 2020 program from our 2019 program in the enclosed proxy statement. We are focused on continually evolving our executive compensation program as necessary to support our business strategy and enhance our alignment with stockholders.

Stockholder Engagement

Consistent with our efforts to review and refine our corporate governance practices, the Board launched a proactive stockholder outreach program. In 2019, independent members of the Board met with several of our largest stockholders to discuss key governance issues, including executive compensation. The feedback we received during these meetings was valuable and contributed to the updates in our 2020 compensation program, and more. We remain focused on promoting transparency and accountability with our stockholders and look forward to building upon our outreach initiative in the future.

Corporate Citizenship

As a market leader enabling automobile companies to deliver cleaner, safer vehicles, we take our corporate responsibility seriously. We are committed to developing solutions for the auto industry’s most pressing sustainability issues, from emissions reduction to vehicle cybersecurity, while ensuring Garrett’s operations are respectful to people and our planet. We recently formed a Sustainability Committee at the senior leadership level and have identified and prioritized material issues. We continue to foster a positive corporate culture, with a focus on diversity and inclusion, and support local communities, especially in promoting STEM education. Our four-year Sustainability Roadmap will direct our environmental, social and governance progress, meeting the highest standards in health and safety, and responsible procurement. In these truly unprecedent times, with the coronavirus affecting our people and businesses, we have taken all the necessary measures to ensure the health and safety of our colleagues and partners while supporting our customers through this global crisis.

I look forward to your participation in this year’s virtual annual meeting and would like to express my appreciation for your continued interest in Garrett Motion.

Sincerely,

Carlos Cardoso Chairman of the Board

Dear Garrett Stockholder:

I am pleased to invite you to Garrett Motion’s Annual Meeting of Stockholders, which will be held on Thursday, May 28, 2020 at 10:00 a.m. Eastern Time (4:00 p.m. Central Europe Time). In light of the ongoing outbreak of the novel coronavirus, COVID-19, the annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2020. For further information on how to participate in the meeting, please see “General Information About Voting and the Annual Meeting” in the accompanying proxy statement.

We are pleased to make our Annual Report and proxy materials available to stockholders over the Internet under the U.S. Securities and Exchange Commission’s Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient, and environmentally conscious manner versus providing materials in paper form.

It is very important that your shares be represented and voted at the annual meeting regardless of whether you plan to attend electronically. The accompanying proxy statement contains information about the matters on which you are asked to vote as well as specific instructions for voting over the telephone or via the Internet, or submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully and vote in accordance with the Board of Directors’ recommendations.

Thank you for your investment in Garrett Motion. We appreciate your support.

Sincerely,

. Olivier Rabiller President & Chief Executive Officer

GARRETT MOTION INC.

La Pièce 16

Rolle, Switzerland 1180

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 28, 2020

2020 Annual Meeting Information

Time 10:00 a.m. Eastern Time (4:00 p.m. Central Europe Time)	Date May 28, 2020	Place Online only via live webcast at www.virtualshareholdermeeting.com/GTX2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Garrett Motion Inc., or the Annual Meeting, will be held on Thursday, May 28, 2020, at 10:00 a.m. Eastern Time (4:00 p.m. Central Europe Time). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or on the instructions that accompanied your proxy materials. At the Annual Meeting, stockholders will consider and vote on the following matters:

MATTER
1

The election of Courtney M. Enghauser, Carsten J. Reinhardt and Jérôme Stoll to our board of directors to serve as Class II directors, each for a two-year term ending at the 2022 Annual Meeting of Stockholders

2	The ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2020
3	The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers

The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

Stockholders of record at the close of business on Friday, April 3, 2020, are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. A complete list of these stockholders will be available on the bottom panel of your screen during the meeting after entering the 16 digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. Your vote is important regardless of the number of shares you own.

To ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the Annual Meeting. Note that, in light of possible disruptions in mail service related to the COVID-19 outbreak, we encourage stockholders to submit their proxy via telephone or online. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.

By Order of the Board of Directors,

Jérôme Maironi Secretary

April 15, 2020

PROXY STATEMENT SUMMARY

This section summarizes and highlights certain information contained in this proxy statement, but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our annual report to stockholders for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) carefully before voting.

Garrett Motion Inc. (the “Company”, “Garrett”, “we” or “us”) became an independent publicly-traded company through a pro rata distribution by Honeywell International Inc. (“Honeywell”) of 100% of the then-outstanding shares of Garrett to Honeywell’s stockholders (the “Spin-Off”). Each Honeywell stockholder of record received one share of Garrett common stock for every 10 shares of Honeywell common stock held on the record date. Approximately 74 million shares of Garrett common stock were distributed on October 1, 2018 to Honeywell stockholders. In connection with the Spin-Off, Garrett´s common stock began trading “regular-way” under the ticker symbol “GTX” on the New York Stock Exchange on October 1, 2018.

Proposal 1	Board Recommendation and Page No.
Election of three Class II Directors for a two year term ending at the 2022 Annual Meeting of Stockholders	The Board recommends a vote “FOR” each of the Board’s nominees. See “Proposal One—Election of Directors” beginning on page 5 of this proxy statement.

Directors

Name	Primary Occupation	Age*	Independent	Committee Membership

				A	C	G

Carlos M. Cardoso (Chairperson)	Principal, CMPC Advisors LLC	62	●	●+	●	●

Maura J. Clark	Corporate Director	61	●		●	CHAIR

Courtney M. Enghauser	Chief Financial Officer of Agility Global Holdings	48	●	●+		●

Susan L. Main	Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated	61	●	●+		●

Olivier Rabiller	President and Chief Executive Officer, Garrett	49

Carsten J. Reinhardt	Independent Senior Advisor	52	●		CHAIR

Jérôme Stoll	President, Renault Sport Racing for Groupe Renault	65	●			●

Scott A. Tozier	Chief Financial Officer and Executive Vice President, Albemarle Corporation	54	●	CHAIR+	●

* Ages are as of April 15, 2020	CHAIR = Committee Chair + = Financial Expert	A = Audit Committee C = Compensation Committee G = Nominating and Governance Committee

i

Director Highlights

One of the primary functions of our Board is to oversee management’s performance on behalf of the stockholders, to ensure the long-term interests of our stockholders are being served. It is therefore essential that the Board be comprised of directors who are qualified to effectively support our growth and commercial strategy. We believe that our directors bring a well-rounded variety of experience, industry backgrounds and diversity to the Board, and represent an effective mix of skills and perspectives to meet the challenges of our commercial and strategic goals.

Diversity and Age

Independence and Expertise

7 of 8 Directors are independent

4 of 4 Audit Committee members are financial experts

Balanced Mix of Skills, Qualifications and Experience

(1)	Understands financial, accounting and tax issues in different jurisdictions and qualifies as an Audit Committee Financial Expert

(2)	Experience as a senior executive in the automotive industry or supply chain management across global markets

(3)	Significant experience overseeing complex technological systems, emerging technologies and/or cybersecurity functions

(4)	Experience managing businesses across multiple markets

(5)	Significant public company governance, risk management, and compliance experience, including experience serving on a board of directors of similar complexity to Garrett

(6)	Served as a Chief Executive Officer, Chief Financial Officer or other executive officer of a public company

(7)	Self-identifies as having diverse characteristics (race, gender, ethnicity, religion, nationality, disability, sexual orientation, or cultural background)

Board and Committee Meeting Attendance Rate

All of our directors attended at least 75% of Board meetings and the meetings of the committees on which they served in 2019.

Corporate Governance Highlights

Garrett is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight

  7 of 8 directors are independent

  Independent Chairperson of the Board

  Regular executive sessions of non-employee directors at Board meetings (chaired by independent Chairperson) and committee meetings (chaired by independent committee chairs)

  100% independent Board committees

  Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

  Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

  Annual assessment of director skills and commitment to director refreshment to ensure Board meets the Company’s evolving oversight needs

  The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

  38% of directors are women

  Highly engaged Board with all directors having attended at least 75% of total number of meetings of the Board and committees on which they serve

  Annual Board and committee self-evaluations

  Directors serve only until age 75, unless otherwise determined by the Board

  Ongoing director education

Stockholder Rights

  Proxy access

  Majority voting for directors in uncontested elections

  Resignation policy for directors who do not receive a majority of the votes cast

  One class of common stock with each share entitled to one vote

  No poison pill

  No supermajority voting provisions

  No fee-shifting provisions

Good Governance Practices

  All directors to be elected annually for one-year terms beginning with 2022 Annual Meeting

  Development and regular review of succession plans for Chief Executive Officer and members of senior management

  Global Code of Business Conduct applicable to directors and all employees

  Ethics training annually for all employees

  Securities Trading Policy prohibits hedging by directors and executive officers, and prohibits short sales, pledging and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees

  Stock ownership guidelines for directors and executive officers

  Responsible corporate citizenship and environmental initiatives

Proposal 2	Board Recommendation and Page No.

Ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2020

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte SA as Garrett’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

See “Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 63 of this proxy statement.

Proposal 3	Board Recommendation and Page No.

Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)

The Board recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

See “Proposal Three—Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)” beginning on page 66 of this proxy statement and “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.

Executive Compensation Highlights

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. We believe compensation should be structured to reward short-term and long-term business results and exceptional performance, and most importantly, maximize stockholder value. In that regard, we selected performance metrics and an award mix that we believed fit our starting plan. Going forward, we remain committed to maintaining disciplined compensation governance processes by periodically reassessing our incentive structures and making necessary changes in light of evolving market practices and changes in our own business goals and strategy. The broader objectives of our 2019 compensation program included:

•	Pay-for-performance by tying variable compensation to achievement of Company and individual goals;

•

Selecting performance metrics that reflect the commitments the Company made to its financial stakeholders, which include driving profitable top-line growth and using cash flows to deleverage the Company;

•	Aligning executives’ interests with stockholders’ by having a significant portion of our executive officers’ total compensation delivered in the form of stock-based incentives; and

•	Adhering to good governance principles in setting compensation programs and policies.

2020 Executive Compensation Program

In designing our executive compensation program for 2020, the Compensation Committee built on the guiding principles of our 2019 compensation program, including a pay-for-performance philosophy, strong governance practices and aligning interests with those of our stockholders. In particular, the Compensation Committee focused on designing an incentive-based compensation program that aims to align our executive officers’ compensation opportunities with achievement of the Company’s short- and long-term business goals. For further information regarding our executive compensation program structure for 2020, please see “Compensation Discussion and Analysis—Company Compensation Programs for Fiscal 2020.”

The following are certain key highlights of our 2020 executive compensation program:

Commitment to Pay-for- Performance Incentive Program

  75% of our Short-Term Incentive Compensation Plan (“ICP”) for 2020 is based on pre-established objective Company performance criteria, with the remaining 25% determined at the Compensation Committee’s discretion based on individual performance.

  In addition, 60% of the equity awards granted to named executive officers under our Long Term Incentive Plan in 2020 consist of performance stock units.

  Company performance criteria for the 2020 ICP include Adjusted EBITDA margin and Adjusted Free Cash Flow Conversion goals and performance criteria for the performance stock unit awards include Relative Organic Revenue Growth, Adjusted Free Cash Flow Conversion and relative and absolute Total Shareholder Return goals, reflecting our strategy of driving profitable top-line growth and using our strong cash flow to deleverage the Company.

  Performance goals were set at challenging levels that will require the Company to achieve significant growth and performance.

  Performance targets span a three-year performance period to support long-term value creation.

Strong Compensation Governance

  Multi-year vesting of equity awards granted to our executive officers.

  Stock ownership guidelines for executives and directors, with 5x base salary for the Chief Executive Officer.

  Double-trigger change-in-control provisions and no excise tax gross-ups.

  Anti-hedging and anti-pledging policy that prohibits executives and directors from pledging or hedging our securities.

Investor Engagement

Garrett Motion engages with investors and analysts through a regular cadence of public quarterly conference calls, financial conferences, one-on-one meetings, teleconferences, and non-deal roadshows. We typically discuss our financial position, corporate governance, strategic priorities, business outlook, and other topics of prime importance to investors.

•

In 2019, senior management met with stockholders totaling approximately 40% of Garrett’s outstanding shares as well as numerous prospective investors as a direct result of our robust investor targeting and outreach program designed to attract long-term investors that match our company’s profile.

•

Independent Board members also launched a stockholder outreach program in 2019 led by the Chairman of our Board and the Chairs of the Compensation and Nominating & Corporate Governance Committees. This group conducted outreach with stockholders representing approximately 22% of our outstanding shares. We provide a summary of the feedback we received from this outreach and the related changes made to our executive compensation program on page 24.

•

We are committed to maintaining an active dialogue with investors to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance and business practices, and public disclosures .

v

GARRETT MOTION INC.

La Pièce 16

Rolle, Switzerland 1180

PROXY STATEMENT

For the 2020 Annual Meeting of Stockholders

To Be Held on Thursday, May 28, 2020

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Garrett Motion Inc. (the “Company”, “Garrett”, “we” or “us”), for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020, at 10:00 a.m. Eastern Time (4:00 p.m. Central Europe Time), and at any postponement, continuation or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (“Internet Notice”), proxy card, or on the instructions that accompanied your proxy materials.

This proxy statement, proxy card and our 2019 Annual Report will be released on or about April 15, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders To Be Held on May 28, 2020:

This proxy statement and our 2019 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.

Directions to the Annual Meeting are available on the Company’s website at www.investors.garrettmotion.com/events-and-presentations.

Garrett became an independent publicly-traded company through a pro rata distribution by Honeywell International Inc. (“Honeywell”) of 100% of the then-outstanding shares of Garrett to Honeywell’s stockholders (the “Spin-Off”). Each Honeywell stockholder of record received one share of Garrett common stock for every 10 shares of Honeywell common stock held on the record date. Approximately 74 million shares of Garrett common stock were distributed on October 1, 2018 to Honeywell stockholders. In connection with the Spin-Off, Garrett´s common stock began trading “regular-way” under the ticker symbol “GTX” on the New York Stock Exchange (the “NYSE”) on October 1, 2018.

Garrett’s Voting Securities

Holders of record of our common stock at the close of business on Friday, April 3, 2020 (the “Record Date”) will be entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. On that date, 75,571,651 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.

Notice of Internet Availability of Proxy Materials. As permitted by the Securities and Exchange Commission (the “SEC”) rules, Garrett is making this proxy statement and its 2019 Annual Report available to its stockholders electronically via the Internet. On or about April 15, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2019 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2019 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.

Voting Your Shares

If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail or you may vote electronically during the Annual Meeting.

By Internet	By Telephone	By Mail	During the Meeting
If you have Internet access, you may vote your shares from any location in the world at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.	You may vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card.	If you attend the online Annual Meeting, you may vote electronically on the Annual Meeting page.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on May 27, 2020. Note that, in light of possible disruptions in mail service related to the COVID-19 outbreak, we encourage stockholders to submit their proxy via telephone or online.

If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you can vote by following the directions provided to you by your bank or brokerage firm. If the shares you own are held in street name and you wish to vote electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

Attending the Annual Meeting Online

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 outbreak, we have decided to hold the Annual Meeting entirely online this year. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You may attend the Annual Meeting only if you are a Garrett stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GTX2020. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time (4:00 p.m. Central Europe Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time (3:45 p.m. Central Europe Time) and you should allow ample time for check-in procedures.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page.

Questions and Answers during the Annual Meeting

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits.

Recommendations of the Board

At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or over the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations as follows:

“FOR” the election of Courtney M. Enghauser, Carsten J. Reinhardt and Jérôme Stoll as Class II directors;

“FOR” the ratification of the appointment of Deloitte SA as our independent registered public accounting firm;

“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

In the discretion of the persons appointed as proxies on any other items that may properly come before the Annual Meeting.

Broker Non-Votes

If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will be able to vote your shares with respect to certain “routine” matters, but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Deloitte SA as our independent registered public accounting firm is a routine matter. Each other proposal to be voted on at the Annual Meeting is a non-routine matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.

Revoking Your Proxy or Changing Your Vote

Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If the shares you own are held in your name, you can revoke a proxy by doing one of the following:

•	filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote; or

•	attending the Annual Meeting and voting electronically. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Garrett Motion Inc., La Pièce 16, Rolle, Switzerland 1180, Attention: Jérôme Maironi, Secretary.

If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change your vote.

Quorum and Votes Required

The presence electronically or representation by proxy of a majority in voting power of the shares of common stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.

The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of abstentions and broker non-votes.

Proposal	Votes Required	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	Majority of votes cast (votes cast “FOR” each nominee must exceed votes cast “AGAINST”).	No effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	Approval of a majority in voting power of the shares of common stock present virtually or represented by proxy and entitled to vote.	Abstentions will be treated as votes against; no broker non-votes expected.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	Approval of a majority in voting power of the shares of common stock present virtually or represented by proxy and entitled to vote.	Abstentions will be treated as votes against; broker non-votes will have no effect.

The votes will be counted, tabulated and certified by a representative of Broadridge Financial Solutions, the Company’s inspector of election for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board has nominated Courtney M. Enghauser, Carsten J. Reinhardt and Jérôme Stoll as Class II director nominees for election at the Annual Meeting.

Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of each of Courtney M. Enghauser, Carsten J. Reinhardt and Jérôme Stoll as Class II directors.

Our Board is currently comprised of eight directors. As described in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) (which was adopted prior to the effective date of our Spin-Off from Honeywell and prior to the election of all of our current directors) our Board is currently divided into three classes. The term of our Class I directors expires at the annual meeting of stockholders in 2022, the term of our Class II directors currently in office expires at this Annual Meeting, and the term of our Class III directors expires at the annual meeting of stockholders in 2021. Our Certificate of Incorporation provides that, beginning with our annual meeting of stockholders in 2022, our Board will be declassified and all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting. The following table describes the schedule for the election of our directors over the next three annual meetings and the terms our directors will serve if elected.

Meeting	Class of Directors Standing for Election	Term

2020 Annual Meeting	Class II	Two-year term expiring at 2022 Annual Meeting

2021 Annual Meeting	Class III	One-year term expiring at 2022 Annual Meeting

2022 Annual Meeting	All directors	One-year term expiring at 2023 Annual Meeting

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Courtney M. Enghauser, Carsten J. Reinhardt and Jérôme Stoll as Class II directors. Courtney M. Enghauser, Carsten J. Reinhardt and Jérôme Stoll currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

Director Resignation Policy

In accordance with our Amended and Restated By-laws (the “Bylaws”) and our Corporate Governance Guidelines, upon appointment, election or re-nomination to the Board, directors must agree to submit an irrevocable resignation effective upon the director’s failure to receive a majority of the votes cast in an uncontested election and the acceptance of such resignation by the Board. If a director fails to receive a majority of votes cast, the Board will have 90 days from the date the election results are certified to make a decision whether to accept or reject the resignation. Once the Board makes its decision, the Company will promptly make a public announcement of the Board’s decision. If the Board rejects the resignation, the public announcement will include a statement regarding the reasons for its decision. The Chair of the nominating and governance committee (the “Nominating and Governance Committee”) of the Board or, in the event the Chair of the Nominating and Governance Committee did not receive a majority of the votes cast, the independent directors who did receive a majority of the votes cast, has the authority to manage the Board’s review of the resignation. Any director whose resignation is being considered will not participate in any deliberations or vote on whether to accept or reject his or her own resignation.

Our Board of Directors

The chart below summarizes the notable skills, qualifications and experience of each of our directors and highlights the balanced mix of skills, qualifications and experience of the Board as a whole. These align with the needs of Garrett’s long-term commercial and strategic goals. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board.

Skills/Qualifications/Experience	Carlos M. Cardoso	Maura J. Clark	Courtney M. Enghauser	Susan L. Main	Olivier Rabiller	Carsten J. Reinhardt	Jérôme Stoll	Scott A. Tozier
Financial Expertise(1)	●	●	●	●				●
Industry Background(2)	●		●		●	●	●	●
Technology, Innovation and Security(3)	●				●	●	●	●
Global Business(4)	●		●	●	●	●	●	●
Public Company Governance and Risk Management(5)	●	●		●	●	●	●	●
Current or Former Public Company Executive(6)	●			●	●	●		●

Diversity(7)		●	●	●

(1)	Understands financial, accounting and tax issues in different jurisdictions and qualifies as an Audit Committee Financial Expert

(2)	Experience as a senior executive in the automotive industry or supply chain management across global markets

(3)	Significant experience overseeing complex technological systems, emerging technologies and/or cybersecurity functions

(4)	Experience managing businesses across multiple markets

(5)	Significant public company governance, risk management, and compliance experience, including experience serving on a board of directors of similar complexity to Garrett

(6)	Served as a Chief Executive Officer, Chief Financial Officer or other executive officer of a public company

(7)	Self-identifies as having diverse characteristics (race, gender, ethnicity, religion, nationality, disability, sexual orientation, or cultural background)

The biographies of each of our current directors, including our Class II director nominees, are included below. Each of the biographies also highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight.

Director Biographies

Class II director nominees to be elected at the 2020 Annual Meeting (subsequent terms to expire in 2022)

Director Since: 2018 Age: 48 Committee Memberships: • Audit Committee • Nominating and Governance Committee

COURTNEY M. ENGHAUSER

Ms. Enghauser has served as a member of the Board since the Spin-Off and has served as the Chief Financial Officer of Agility Global Holdings, a private equity owned platform acquiring and operating businesses in the automotive plastics sector, since November 2019. Prior to her current role, Ms. Enghauser advised private equity firms on acquisitions and transactions in a variety of industries. From April 2013 to June 2017, she was the Chief Financial Officer of Sensus, a leading provider of smart meters, network technologies, and advanced data analytics services that was acquired by Xylem Inc. in 2016. Prior to that, Ms. Enghauser was the Chief Financial Officer of Kinetek, Inc., where she was responsible for the financial management and reporting of a global portfolio company consisting of eleven operating subsidiaries and sixteen holding companies in the electric motors and controls industries located throughout the world. Ms. Enghauser also served as Chief Financial Officer of other businesses and held a variety of other financial positions including Director of Finance, Mergers and Acquisitions and Corporate Controller. She started her career as an Auditor at PricewaterhouseCoopers. Ms. Enghauser graduated with a Bachelor of Science in Accounting from Indiana University and is a Certified Public Accountant.

Skills and Qualifications: We believe Ms. Enghauser is qualified to serve on our Board due to her significant experience in the technology sector and her expertise in global financial strategy. In addition, Ms. Enghauser contributes to the gender diversity of our Board. The Nominating and Governance Committee considered these factors in recommending Ms. Enghauser’s nomination.

Director Since: 2018 Age: 52 Committee Memberships: • Compensation Committee (CHAIR)

CARSTEN J. REINHARDT

Mr. Reinhardt has served as a member of our Board since the Spin-Off. Mr. Reinhardt has served as an independent senior advisor since October 2016. From October 2016 to February 2019, Mr. Reinhardt served as Senior Advisor for RLE International, a development and service provider to the automotive industry. From July 2012 to October 2016, Mr. Reinhardt was President and Chief Executive Officer of Voith Turbo GmbH & Co. KG, a supplier of advanced powertrain technologies to the rail, commercial vehicle, marine, power generation, oil & gas and mining industries. Prior to that, Mr. Reinhardt served as COO of Meritor Inc., a manufacturer of automobile components, from 2008 through 2011 and as President of Meritor’s Commercial Vehicle Division from 2006 until 2008. Before joining Meritor, Mr. Reinhardt served as President and Chief Executive Officer of Detroit Diesel Corp., a diesel engine manufacturer, from 2003 through 2006, following 10 years in a variety of management positions at Daimler Trucks North America, a manufacturer of commercial vehicles. Mr. Reinhardt started his career as Management Trainee at Daimler AG, a multinational automotive corporation, in Stuttgart, Germany. Mr. Reinhardt currently sits on the Board of SAF-Holland S.A., where he serves as a member of the audit committee. He also sits on the Boards of several private companies, including GRUNDFOS Holding A/S, Tegimus Holding, GmbH, and Beinbauer GmbH. Mr. Reinhardt holds a Bachelor’s degree in Mechanical Engineering from Esslingen Technical University in Germany and a Master of Science degree in Automobile Engineering from the University of Hertfordshire, UK.

Skills and Qualifications: We believe Mr. Reinhardt is qualified to serve on our Board due to his extensive experience and operational expertise in the automotive industry across global markets.

Director Since: 2020 Age: 65 Committee Memberships: • Nominating and Governance Committee

JÉRÔME STOLL

Mr. Stoll has served as a member of our Board since March 2020. Mr. Stoll has served in numerous senior executive roles at Groupe Renault since 1980, including as Chief Performance Officer from 2013 to 2016; Executive Vice President, Sales and Marketing from 2009 to 2016; Chief Executive Officer of Renault DO Brazil from 2006 to 2009; and Chief Executive Officer of Renault Samsung Motors, South Korea from 2000 to 2006. Since 2013, he has been President of Renault Sport Racing. Mr. Stoll also serves on various Strategic Committees in the automotive sector and is the Vice President of CEDEP, a training organization for high potential executives. Mr. Stoll received an MBA from Ecole Superieure de Commerce de Paris and an Executive MBA from HEC-CPA.

Skills and Qualifications: We believe Mr. Stoll is qualified to serve on our Board due to his extensive management experience in the automotive industry, his global business experience and his strong leadership skills.

Class I directors (terms to expire in 2022)

Director Since: 2018 Age: 61 Committee Memberships: • Nominating and Governance Committee (CHAIR) • Compensation Committee

MAURA J. CLARK

Ms. Clark has served as a member of our Board since the Spin-Off. From 2005 to 2014, Ms. Clark served as President of Direct Energy Business, LLC, a leading North American retail energy business serving commercial and industrial companies, and Senior Vice President North American Strategy and Mergers and Acquisitions of Direct Energy. Her prior experience includes serving as a Managing Director of Investment Banking Services at Goldman Sachs & Co. and as Executive Vice President of Corporate Development and Chief Financial Officer of Clark USA, an independent oil refining and marketing company. Ms. Clark is a nominee for election to the board of directors of Newmont Corporation and is a member of the boards of directors of Nutrien Ltd, Fortis Inc. and Sanctuary for Families, a New York-based not-for-profit organization. She previously served on the boards of Elizabeth Arden, Inc. and Primary Care Development Corp. She graduated from Queens University with a Bachelor of Arts in Economics. She is also qualified as a Charted Professional Accountant.

Skills and Qualifications: We believe Ms. Clark is qualified to serve as a member of our Board due to her financial management expertise and experience managing the operations of an international commercial and industrial business as well as her significant experience serving on other public company boards. In addition, Ms. Clark contributes to the gender diversity of our Board.

Director Since: 2018 Age: 49 Committee Memberships: • None

OLIVIER RABILLER

Mr. Rabiller has served as our President and Chief Executive Officer as well as a member of our Board since the Spin-Off. Prior to the Spin-Off, Mr. Rabiller served as President and Chief Executive Officer of the Transportation Systems division at Honeywell since July 2016. From July 2014 to July 2016, he served as Vice President and General Manager of Transportation Systems for High Growth Regions, Business Development, and Aftermarket. From January 2012 to July 2014, he served as Vice President, General Manager of Transportation Systems Aftermarket. Earlier positions within Honeywell included roles as the Vice President of Sourcing for Transportation Systems for three years; Vice President, European Sales and Customer Management; and Director of Marketing and Business Development for the European region. He joined Honeywell in 2002 as Senior Program Manager and Business Development Manager for Turbo Technologies EMEA. Mr. Rabiller is a director of the Swiss-American Chamber of Commerce, a non-profit organization that facilitates business relations between Switzerland and the United States. From 2012 to 2016, Mr. Rabiller was a director of Friction Material Pacifica, Australia. He holds a Master’s degree in Engineering from École Centrale Nantes and an MBA from INSEAD.

Skills and Qualifications: We believe Mr. Rabiller is qualified to serve as a member of our Board because of his extensive experience at the Transportation Systems division at Honeywell, his background within the automotive industry and his strong leadership abilities.

Class III directors (terms to expire in 2021)

Chairperson of the Board Director Since: 2018 Age: 62 Committee Memberships: • Audit Committee • Compensation Committee • Nominating and Governance Committee

CARLOS M. CARDOSO

Mr. Cardoso has served as a member of our Board since September 2018. Mr. Cardoso has served as the Principal of CMPC Advisors LLC, an investment advisory firm, since January 2015. Mr. Cardoso previously served as a Senior Advisor of Irving Place Capital focusing on investments in industrial manufacturing and distribution companies from July 2015 to August 2018. From 2007 to 2015, Mr. Cardoso was President and Chief Executive Officer of Kennametal, a global leader in metal working solutions and engineered components serving a diverse set of industrial and infrastructure markets, where he also served as Chairman from 2006 to 2014. Before serving as Chief Executive Officer, Mr. Cardoso served as Kennametal’s Vice President and Chief Operating Officer. Prior to Kennametal, he held executive roles at Flowserve and Honeywell (AlliedSignal). Mr. Cardoso currently serves on the boards of public companies Stanley Black & Decker, Inc. and Hubbell Incorporated. He previously served on the board of the Ohio Transmission Corporation. He has been named one of America’s “Best Chief Executive Officers” by Institutional Investor Magazine. Mr. Cardoso earned a Bachelor of Science degree in Business Administration from Fairfield University and a Master’s degree in Management from the Rensselaer Polytechnic Institute.

Skills and Qualifications: We believe Mr. Cardoso is qualified to serve as a member and Chairperson of our Board because of his background as a director for public companies and his expertise in companies with extensive manufacturing and distribution operations.

Director Since: 2018 Age: 61 Committee Memberships: • Audit Committee • Nominating and Governance Committee

SUSAN L. MAIN

Ms. Main has served as a member of our Board since the Spin-Off. Ms. Main has served as the Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated, a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems since November 2012. Prior to her current role, Ms. Main was the Vice President and Controller since March 2004. From 1999 to 2004, Ms. Main served as Vice President and Controller for Water Pik Technologies, Inc. Ms. Main also held numerous financial roles at the former Allegheny Teledyne Inc. in its government, industrial and commercial segments. Earlier in her career, Ms. Main held financial and auditing roles at the former Hughes Aircraft Company. Ms. Main is a member of the board of directors of Ashland Global Holdings, Inc., where she serves as the Chairperson of the audit committee and as a member of the governance and nominating committee. Ms. Main is a member of the National Association of Corporate Directors and Women Corporate Directors. Ms. Main graduated from California State University, Fullerton with a Bachelor of Arts in Business Administration.

Skills and Qualifications: We believe Ms. Main is qualified to serve on our Board based on her extensive leadership experience in financial management, including in a leading global technology company. She also contributes to the gender diversity of our Board.

Director Since: 2018 Age: 54 Committee Memberships: • Audit Committee (CHAIR) • Compensation Committee

SCOTT A. TOZIER

Mr. Tozier has served as a member of our Board since the Spin-Off. Mr. Tozier has been the Chief Financial Officer and Executive Vice President of Albemarle Corporation, a specialty chemicals company, since January 2011. Prior to joining Albemarle, he served as Vice President of Finance, Transformation and Operations of Honeywell, where he was responsible for Honeywell’s global financial shared services and best practices management. His 16-year career with Honeywell spanned senior financial positions in the United States, Asia Pacific and Europe. Mr. Tozier currently serves as a director on the boards of directors for MARBL and Volta Energy Technologies. He is also a trustee for Blumenthal Performing Arts and on the Board of Advisors for Junior Achievement of the Carolinas. He holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Madison and an MBA from the University of Michigan, where he graduated with honors. He is a Certified Public Accountant.

Skills and Qualifications: We believe Mr. Tozier is qualified to serve on our Board due to his experience as a former executive within Honeywell, a global public company, as well as his financial management skills given his background as a Chief Financial Officer and a Certified Public Accountant.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

CORPORATE GOVERNANCE

Corporate Governance Highlights

Garrett is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight

  7 of 8 directors are independent

  Independent Chairperson of the Board

  Regular executive sessions of non-employee directors at Board meetings (chaired by independent Chairperson) and committee meetings (chaired by independent committee chairs)

  100% independent Board committees

  Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

  Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

  Annual assessment of director skills and commitment to director refreshment to ensure Board meets the Company’s evolving oversight needs

  The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

  38% of directors are women

  Highly engaged Board with all directors having attended at least 75% of total number of meetings of the Board and committees on which they serve

  Annual Board and committee self-evaluations

  Directors serve only until age 75, unless otherwise determined by the Board

  Ongoing director education

Stockholder Rights

  Proxy access

  Majority voting for directors in uncontested elections

  Resignation policy for directors who do not receive a majority of the votes cast

  One class of common stock with each share entitled to one vote

  No poison pill

  No supermajority voting provisions

  No fee-shifting provisions

Good Governance Practices

  All directors to be elected annually for one-year terms beginning with 2022 Annual Meeting

  Development and regular review of succession plans for Chief Executive Officer and members of senior management

  Global Code of Business Conduct applicable to directors, officers and employees

  Ethics training annually for all employees

  Securities Trading Policy prohibits hedging by directors and executive officers, and prohibits short sales, pledging and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees

  Stock ownership guidelines for directors and executive officers

  Responsible corporate citizenship and environmental initiatives

Director Independence

Our Board has determined that all of our non-employee directors, who are listed below, meet the applicable criteria for independence established by the NYSE. Olivier Rabiller is not an independent director under the NYSE rules due to his employment as our Chief Executive Officer and President.

Independent Directors

Carlos M. Cardoso Maura J. Clark	Courtney M. Enghauser Susan L. Main	Carsten J. Reinhardt Jérôme Stoll Scott A. Tozier

In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management. The Board considered that Carsten J. Reinhardt is a director and minority shareholder of Tegimus Holding GmbH (“Tegimus”), a supplier to Garrett. In 2019, the Company’s payments to Tegimus did not exceed 2% of Tegimus’ gross revenues. The Board determined that this relationship does not impair Mr. Reinhardt’s independence. The Board also considered that Jérôme Stoll is an employee of Renault, a customer of Garrett. In 2019, the Company’s payments from Renault did not exceed 2% of Renault’s revenues. The Board determined that this relationship does not impair Mr. Stoll’s independence.

Board Leadership Structure

We do not have any fixed rule as to whether our Chairperson and Chief Executive Officer positions should be separate, or whether our Chairperson should be an employee or elected from among non-employee directors. We believe that it is in the best interests of the Company to have the flexibility to evaluate its leadership structure over time as part of Garrett’s ongoing succession planning process. In the event that, in the future, the Chairperson of the Board is not an independent director, our Corporate Governance Guidelines provide that an independent “Lead Director” will be elected from among the independent directors.

The Board has determined that the best leadership structure for Garrett at this time is to separate the positions of Chairperson and Chief Executive Officer, with an independent Chairperson leading the Board. We believe this structure enhances the Board’s ability to exercise independent oversight of management as Garrett navigates the early stages of life as an independent public company. During this crucial and transformative period, the duties of Chairperson of the Board and Chief Executive Officer are particularly demanding.

Board Meetings and Attendance

Board members are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. Our Board met nine times during the fiscal year ended December 31, 2019. During 2019, each director attended at least 75% of the aggregate of the total number of Board meetings and committee meetings on which he or she then served. We do not maintain a formal policy regarding director attendance at the annual meeting; however, it is expected that, absent compelling circumstances, directors will attend. All of our directors attended last year’s annual meeting.

Executive Sessions of Non-Employee Directors

As provided in the Corporate Governance Guidelines, the Board holds executive sessions of its non-employee directors on at least a quarterly basis, including at least one executive session of independent directors annually. Over the course of each year, the topics of discussion in executive sessions of non-employee directors will include management performance and succession plans, Board compliance with the Company’s corporate governance policies and the needs of the Board. Carlos M. Cardoso, the independent Chairperson of the Board, currently presides over executive sessions. Our Corporate Governance Guidelines provide that, if we have a Lead Director, the Lead Director will preside over executive sessions.

Director Orientation and Continuing Education

The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors, upon joining the Board, with an orientation session regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s strategic plans, financial statements and key issues, policies and practices. We also periodically provide materials, updates and presentations, including in regular Board and committee meetings, or provided by qualified third-parties, to all directors on issues and subjects that assist them in fulfilling their responsibilities, such as key industry developments and the competitive landscape. The Board also periodically visits our facilities around the globe. In addition, the Company pays for all expenses for any director who wishes to attend seminars, conferences and other continuing education programs designed for directors of public companies.

Board Refreshment

The Board will regularly assess its composition to identify the qualifications and skills that directors and candidates should possess. To promote thoughtful Board refreshment, we have:

•

adopted a retirement age policy under which non-employee directors will serve only until the annual meeting of stockholders immediately following their 75th birthday, unless otherwise approved by the Board;

•	developed a comprehensive Board succession planning process; and

•	implemented an annual Board and Committee self-assessment process.

We believe that, over time, the Board will benefit from a mix of new directors, who will bring fresh ideas and viewpoints, and longer-serving directors who will have developed deep insight into the Company’s business and operations. As Garrett matures as an independent company, the Board will seek to maintain a balance of directors who have longer terms of service and directors who have joined more recently. Reflecting our commitment to Board refreshment, in 2020, the Board elected Jérôme Stoll, an independent director, to the Board.

Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors

As provided in our Corporate Governance Guidelines, the Board, together with the Nominating and Governance Committee, is responsible for annually evaluating the requisite skills and characteristics of Board members, as well as its composition as a whole to ensure the overall Board composition, as well as the perspective and skills of its individual members, will effectively support Garrett’s growth and commercial strategy, as well as effectively oversee risk management, capital allocation and management succession. The Board’s assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of members (and any candidates for membership) to devote sufficient time to performing their duties in an effective manner.

Each year, the Nominating and Governance Committee assesses the directors to be nominated for election by stockholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating and Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively. At a minimum, directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. The Board also considers the other demands on the time of a candidate, and with respect to current members of the Board, their attendance at, preparedness for and participation in, Board and committee meetings.

The Nominating and Governance Committee has responsibility for periodically identifying and recruiting new members to the Board based on needs and skills identified through discussions with the Chairperson of the Board, the Chief Executive Officer, the Lead Director (if any) and other Board members. When these needs arise, we anticipate that potential candidates meeting these criteria will be identified either by professional recruiting agencies, reputation or existing Board members. Candidates will be interviewed by the Chairperson, Chief Executive Officer, Lead Director (if any) and other members of the Board, as appropriate, to ensure that candidates not only possess the requisite skills and characteristics but also the personality, leadership traits, work ethic and independence to effectively contribute as a member of the Board.

Courtney M. Enghauser and Carsten J. Reinhardt, each a Class II director nominee for election at the Annual Meeting, was recommended by Honeywell prior to the Spin-Off. Jérôme Stoll, also a Class II director nominee for election at the Annual Meeting, was recommended to the Board by the Company’s Chief Executive Officer.

Consideration of Board Diversity

The Board and the Nominating and Governance Committee are committed to ensuring the Board functions effectively and with appropriate diversity and expertise. 38% of our directors are women.

The Company believes that a Board made up of highly qualified individuals from diverse backgrounds promotes better corporate governance and performance and effective decision-making and thus has included diversity as a factor that will be taken into consideration by the Nominating and Governance Committee and the Board when identifying director candidates and recommending or selecting nominees for election by stockholders. As of the date of this proxy statement, the Board does not have a formal policy with respect to diversity, but strives to maintain a Board in which each gender represents at least 33% of independent directors.

Stockholder Recommendations and Nominations of Director Candidates

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary, Garrett Motion Inc., La Pièce 16, Rolle, Switzerland 1180. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided within a reasonable amount of time before we plan to file our proxy statement, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our Bylaws to directly nominate director candidates for inclusion in our proxy statement, without any action or recommendation on the part of the Nominating and Governance Committee or the Board, by following the procedures set forth in our Bylaws that are described below under the heading “Additional Information—Stockholder Proposals and Director Nominations.”

Corporate Governance Documents

We believe that good corporate governance is important to ensure that Garrett is managed for the long-term benefit of our stockholders. Our Nominating and Governance Committee will periodically review and reassess our Corporate Governance Guidelines, other governance documents and overall governance structure. Complete copies of our Corporate Governance Guidelines and committee charters are available on the “Investors—Leadership & Governance” section of our website at www.garrettmotion.com. Alternatively, you may request a copy of any of these documents by writing to Garrett Motion Inc., Attention: Jérôme Maironi, Secretary, La Pièce 16, Rolle, Switzerland 1180.

Code of Conduct

The Board has adopted a written code of ethics (the “Code of Conduct”), which applies to all of our employees, officers and directors. Our Code of Conduct is available in the “Investors—Leadership & Governance” section of our website at www.garrettmotion.com. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.

Board Committees

Our Board has established three standing committees—the audit committee (the “Audit Committee”), the compensation committee (the “Compensation Committee”), and the Nominating and Governance Committee (collectively, the “Committees”)—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Governance Committee charters are posted on the “Investors—Leadership & Governance” section of our website located at www.garrettmotion.com.

Our Board has determined that all of the members of each of the Committees are independent as defined under applicable NYSE rules. In addition, all members of the Audit Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all members of the Compensation Committee satisfy the heightened independence requirements of the NYSE rules specific to the independence of compensation committee members.

Committee Membership

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee

Carlos M. Cardoso

Maura J. Clark			CHAIR

Courtney M. Enghauser

Susan L. Main

Olivier Rabiller

Carsten J. Reinhardt		CHAIR

Jérôme Stoll

Scott A. Tozier	CHAIR

CHAIR = Committee Chair	= Member

Audit Committee Met six times in 2019 Current Committee Members: Scott A. Tozier (CHAIR) Carlos M. Cardoso Courtney M. Enghauser Susan L. Main

Primary Responsibilities Include:

• Reviewing audits of the Company’s financial statements, and other matters related to the conduct of the audit, and recommending to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;

• Preparing the Audit Committee report to be included in our proxy statement;

• Reviewing with management and the independent auditor our annual and interim financial results;

• Appointing our independent auditor and approving all audit engagement fees and non-audit engagements with the independent auditor;

• Evaluating, at least annually, the independent auditor’s performance and, if appropriate, recommending its discharge;

• Overseeing the work of our independent auditor;

• Reviewing and discussing, with management as appropriate, our major enterprise and financial risk exposures, risk assessment and risk management policies;

• Establishing procedures for the confidential anonymous submission by employees, and receipt, retention and treatment of, accounting and auditing related concerns and complaints; and

• Reviewing material legal and compliance matters and our integrity and compliance program.

Financial Expertise and Independence

All members of the Audit Committee meet the independence standards of the NYSE and the SEC, as well as the financial literacy requirements of the NYSE. The Board has determined that each of Mr. Tozier, Mr. Cardoso, Ms. Enghauser and Ms. Main qualifies as an “audit committee financial expert” as defined by SEC rules. No Audit Committee member currently serves on the audit committees of more than three public companies.

Report

The Report of the Audit Committee is set forth beginning on page 64 of this proxy statement.

Nominating and Governance Committee Met five times in 2019 Current Committee Members: Maura J. Clark (CHAIR) Carlos M. Cardoso Courtney M. Enghauser Susan L. Main Jérôme Stoll

Primary Responsibilities Include:

• Reviewing and making recommendations to the Board regarding its size, composition and organization, qualifications and criteria for directors, procedures for stockholder director nominations, director retirement and the structure and composition of the committees;

• Reviewing and making recommendations to the Board regarding compensation and benefits of non-employee directors;

• Identifying and recommending to the Board qualified director candidates and recommending actions regarding third party nominations;

• Overseeing the succession planning process for our officers, in coordination with the Compensation Committee;

• Overseeing and reporting to the Board regarding an annual evaluation of the Board and the Committees;

• Reviewing and assessing the adequacy of our Corporate Governance Guidelines and governance structure;

• Overseeing the director orientation and continuing education programs;

• Reviewing and reporting to the Board regarding matters relating to the Company’s role as a responsible corporate citizen, including health, safety and environmental matters, equal employment opportunity and other matters, including the Company’s Code of Conduct; and

• Developing and approving the Company’s related person transactions policy.

Independence

The Nominating and Governance Committee is comprised entirely of directors who are independent under the NYSE rules.

Compensation Committee Met ten times in 2019 Current Committee Members: Carsten J. Reinhardt (CHAIR) Carlos M. Cardoso Maura J. Clark Scott A. Tozier

Primary Responsibilities Include:

• Reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating his or her performance and determining and approving, together with the independent directors, his or her compensation;

• Reviewing and approving the individual goals and objectives of the other executive officers and reviewing and setting annual salary and remuneration, including incentive compensation plans and equity-based plans, for all officers;

• Reviewing and approving proposed actions under our incentive compensation plans and equity-based plans for senior level employees;

• Reviewing the management development program and overseeing the succession planning process for our officers, in coordination with the Nominating and Governance Committee;

• Reviewing and administering our bonus, stock and other benefits plans, as may be provided in any such plans or deemed appropriate by the Board;

• Reviewing and approving Company employment agreements and compensatory transactions with an executive officer of the Company;

• Establishing and reviewing perquisite benefits policies;

• Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” and recommending to the Board whether such section should be included in the Company’s Annual Report on Form 10-K and annual proxy statement; and

• Reviewing and making recommendations to the Board regarding the frequency of say-on-pay votes, taking into account the results of the most recent say-on-pay frequency vote, and reviewing and approving the proposals regarding say-on-pay votes and say-on-pay frequency votes to be included in the Company’s annual proxy statement.

Independence

The Compensation Committee is comprised entirely of directors who are independent under the NYSE rules, including the rules specific to membership on a compensation committee, and are “non-employee directors” under Section 16 of the Exchange Act.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees, including a subcommittee consisting of two or more individuals who qualify as non-employee directors under Section 16 the Exchange Act.

Role of Management and Compensation Consultant

For information regarding the role of management and our compensation consultant Semler Brossy Consulting Group (“Semler Brossy”) in setting compensation see “Executive Compensation–Role of Management” and “Executive Compensation–Role of Independent Compensation Consultant” below.

Report

The Compensation Committee Report is set forth beginning on page 40 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Carlos M. Cardoso, Maura J. Clark, Carsten J. Reinhardt, who serves as chair, and Scott A. Tozier. No member of our Compensation Committee is or has been an officer or employee of the Company.

During 2019, none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

The Board’s Role in Risk Oversight

The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Garrett’s risk management, which is designed to identify, assess, and communicate these risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company including, in 2020, risks related to the ongoing COVID-19 pandemic.

In addition, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters.

•	The Audit Committee reviews and discusses, with management as appropriate, our major financial and enterprise (including cybersecurity) risk exposures, risk assessment and risk management policies;

•

The Compensation Committee, in approving and evaluating the Company’s executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies and programs may create and assists the Board in fulfilling its oversight responsibilities with respect to succession planning for our executive officers; and

•

The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and our overall governance structure, and also by reviewing our Code of Conduct, which creates a foundation for our compliance program.

Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Corporate Responsibility

Garrett’s mission to enable cleaner, safer vehicles is at the heart of its contribution to society. We develop solutions for the auto industry’s most pressing sustainability issues, from emissions reduction to vehicle cybersecurity. Corporate responsibility is therefore a priority for the Company and the Board. The Board is responsible for promoting corporate responsibility and sustainability as well as monitoring adherence to Company standards. The Board manages oversight of sustainability through a Sustainability Committee, which is comprised of senior leaders who assess and prioritize topics that are material for the business.

Garrett articulates its commitments to to social and environmental considerations in the communities in which it operates in the Company’s Code of Business Conduct, which can be found on our website at www.garrettmotion.com under “Investors—Leadership & Governance”.

The Company intends to publish its first sustainability report in 2021 and to annually report progress on its sustainability commitments.

Sustainability Commitments

Our WeCare4 sustainability approach, defined in 2019 following Garrett’s first materiality assessment, focuses on two essential building blocks required to successfully achieve our mission:

Culture of innovation

•	Developing our people

○

We encourage our employees to fulfill their potential and support their development through a comprehensive annual performance review and objective-setting process, training and development opportunities, including a catalogue of approximately 1,000 web-based learning modules, and leadership training for managers.

○

Our Diversity and Inclusion Committee drives a global network of diversity and inclusion champions and policy improvements, as well as awareness activities such as unconscious bias training and cultural adaptation online learning.

○

World-class health and safety considerations are integrated into Garrett’s procedures and processes. Health and safety are an integral aspect of the design of our products, processes and services, and the lifecycle of our products.

○	Our management systems apply a global standard that provides protection of human health during normal and emergency situations.

•	Educating future innovators

○

Garrett places a high value on Science, Technology, Engineering and Math (“STEM”) research and learning opportunities that provide young people with the skills needed to develop the future of sustainable mobility. The Company sponsors higher education institutes in several countries to further critical research in technical areas and provide students with opportunities to study STEM programs.

○	We support STEM awareness in our host communities, holding regular open days for school children with a specific focus on encouraging girls to take an interest in STEM.

○	The Company launched its Internship and graduate program in 2019 and sponsors Formula SAE and Formula Student teams in several countries.

Responsible operations

•	Managing our environmental footprint

○

As a company whose products help reduce harmful emissions from vehicles, we are committed to reducing the impact of our operations on the environment. Garrett applies global standards governing environmental impact as part of our lifecycle management, assessing end-to-end performance from design to manufacturing and service support.

○

All of our sites are certified ISO 14001, with 12 of 13 manufacturing sites certified ISO 50001. We have annual targets to reduce, reuse and recycle waste, and reduce water use and have implemented several renewable energy and efficiency projects to reduce our CO2 emissions.

○	Garrett submitted its first CDP Climate Change report in 2019.

•	Behaving ethically

○

Garrett ensures compliance and integrity both internally and externally through the adoption of best-in-class, robust practices, codes of conduct and policies which bind the directors, officers and employees of Garrett and its subsidiaries as well as our suppliers, vendors and other providers. These are available on our website and/or have been filed by Garrett with the SEC.

○	The Garrett Code of Business Conduct covers topics such as child and forced labor, external stakeholder human rights and working conditions.

○

Garrett has adopted the Supplier Code of Conduct that provides clear expectations for suppliers to ensure they treat their employees with dignity and respect. Garrett is committed to the responsible sourcing of tantalum, tin, tungsten and gold (“3TG”) throughout our global supply chain and to compliance with the Conflict Mineral Rules.

Prohibition of Hedging or Pledging the Company’s Securities

We believe it is improper and inappropriate for any person associated with Garrett to engage in short-term or speculative transactions involving the Company’s securities. Directors, officers and employees of the Company are therefore prohibited from engaging in short sales, and from pledging and buying or selling puts, calls, options or other derivative securities of the Company.

Our securities trading policy also prohibits directors and executive officers from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities whether they are granted to such director or executive officer by the Company as part of such person’s compensation or otherwise held, directly or indirectly, by such director or executive officer.

Communications with Directors

Stockholders and other interested parties who wish to send communications to the non-management directors as a group, any individual director or the full Board should address such communications to Jérôme Maironi, Secretary, Garrett Motion Inc., La Pièce 16, Rolle, Switzerland 1180. All communications, except for marketing and advertising materials, will be forwarded to the appropriate individual(s).

Our Executive Officers

The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position

Olivier Rabiller*	49	President and Chief Executive Officer

Craig Balis	55	Senior Vice President and Chief Technology Officer

Peter Bracke	53	Vice President and Interim Chief Financial Officer

Daniel Deiro	47	Senior Vice President, Global Customer Management and General Manager Japan/Korea

Thierry Mabru	52	Senior Vice President, Integrated Supply Chain

Jérôme Maironi	54	Senior Vice President, General Counsel and Corporate Secretary

Fabrice Spenninck	51	Senior Vice President and Chief Human Resources Officer

*	Mr. Rabiller is a member of our Board. See “Proposal One—Election of Directors” for more information about Mr. Rabiller.

Craig Balis has served as our Senior Vice President and Chief Technology Officer since the Spin-Off. From June 2014 until the Spin-Off, Mr. Balis was the Vice President and Chief Technology Officer of Honeywell Transportation Systems. From December 2008 to June 2014, Mr. Balis was the Vice President of Engineering of Honeywell Transportation Systems. Mr. Balis has a Bachelor of Science and Master’s degree in Engineering from the University of Illinois.

Peter Bracke has served as Vice President and Interim Chief Financial Officer since September 2019. Previously, Mr. Bracke was Vice President, FP&A and Business Finance for Garrett where he was responsible for the financial planning and control of operational and commercial activities from the Spin-Off to September 2019. Prior to this, Mr. Bracke held various senior-level roles within multiple divisions at Honeywell. During his more than 20-year tenure at Honeywell, Mr. Bracke was Chief Financial Officer for Honeywell Homes & Buildings Technologies and Chief Financial Officer for Honeywell Transportation Systems, which was renamed Garrett following the Spin Off. Prior to joining Honeywell, Mr. Bracke was an auditor at KPMG. He received his undergraduate degree in Business Administration and his Master’s degree in Accountancy from the University of Ghent in Belgium.

Daniel Deiro has served as our Senior Vice President, Global Customer Management, and General Manager Japan/Korea since the Spin-Off. From August 2014 until the Spin-Off, Mr. Deiro was the Vice President of Customer Management and General Manager for Honeywell Transportation Systems for Japan and Korea. From April 2012 until August 2014, Mr. Deiro was a Senior Customer Management Director at Honeywell Transportation Systems. Mr. Deiro has a degree in Automotive Engineering from Haute école spécialisée bernoise, Technique et Informatique (BFH-TI), Biel, Switzerland.

Thierry Mabru has served as our Senior Vice President, Integrated Supply Chain since the Spin-Off. From March 2013 until the Spin-Off, Mr. Mabru was the Vice President of Global Integrated Supply Chain for Honeywell Transportation Systems. From April 2011 until February 2013, Mr. Mabru was Senior Director of Global Advanced Manufacturing Engineering for Honeywell Transportation Systems. From September 2006 to February 2011, Mr. Mabru was Director of the Program Management Office of Honeywell Aerospace EMEAI. Mr. Mabru currently serves as director of both the Board of Friction Material Pacific (FMP) Group Australia PTY Limited and Board of Friction Material Pacific (FMP) Group PTY Limited. Mr. Mabru holds a Master of Science degree from the École Nationale de Mé canique et d’Aé rotechniques (ISAE/ENSMA), Poitier, France.

Jérôme Maironi has served as our Senior Vice President, General Counsel and Corporate Secretary since the Spin-Off. For the five years prior to the Spin-Off, Mr. Maironi was the Vice President of Global Legal Affairs for Honeywell Performance Materials and Technologies. Mr. Maironi received a post-graduate degree in Law & Practice of International Trade and a Master of Law from the University Rene Descartes, Paris, France. Mr. Maironi is a member of the Association Francaise des Juristes d’Entreprise and has also passed the French Bar Exam. Mr. Maironi graduated with an Executive MBA from INSEAD, Fontainebleau, France.

Fabrice Spenninck has served as our Senior Vice President and Chief Human Resources Officer since the Spin-Off. From August 2015 until the Spin-Off, Mr. Spenninck was Vice President of Human Resources of Honeywell Transportation Systems. From 2013 to 2015, Mr. Spenninck was Vice President of Labor and Employee Relations and, from 2011 to 2013, he was Senior Director of Human Resources (One Country Leader) in France and North Africa at Honeywell. Mr. Spenninck holds a Master’s degree in Human Resources and Labor Relations from the University of Montpellier, France.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the principles underlying the material components of the executive compensation programs for our Named Executive Officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of the compensatory policies and decisions. In 2019, our Named Executive Officers were:

•	Olivier Rabiller, President and Chief Executive Officer;

•	Peter Bracke, Vice President and Interim Chief Financial Officer;

•	Alessandro Gili, former Senior Vice President and Chief Financial Officer;

•	Craig Balis, Senior Vice President and Chief Technology Officer;

•	Jérôme Maironi, Senior Vice President, General Counsel, and Corporate Secretary; and

•	Thierry Mabru, Senior Vice President, Integrated Supply Chain.

In September 2019, the Company and Mr. Gili entered into a separation agreement pursuant to which he separated from the Company in February 2020. In connection with entering into the separation agreement, Mr. Gili stepped down as our Senior Vice President and Chief Financial Officer in September 2019. On September 5, 2019, Peter Bracke was appointed as our Interim Chief Financial Officer, effective September 6, 2019.

Executive Summary

Financials

In 2019, Garrett Motion completed its first full year as an independent company. We achieved considerable progress during this time advancing our strategic priorities and reaching a higher level of maturity as a public entity.

We also delivered positive financial results in 2019 against a challenging macroeconomic backdrop. Our net sales for the year totaled $3,248 million, down 3.8% on a reported basis. However, net sales were up 0.2% at constant currency, outperforming global light vehicle auto production by approximately 600 basis points. This significant industry outperformance was achieved while undergoing a transformation in our product portfolio. Additionally, Garrett generated $583 million in Adjusted EBITDA, representing a margin of 17.9%, and Adjusted Free Cash Flow totaled $318 million.1

Our 2019 financial results reflect the company’s unique ability to mitigate the impact of short-term fluctuations in the underlying macro-environment. For purposes of our short-term incentive plan (“ICP”) for 2019, the target achievement levels of our three financial performance goals, Net Sales, Adjusted EBITDA growth and Adjusted Free Cash Flow Conversion were not met, resulting in a below-target payout under the ICP.

Compensation Philosophy

Our compensation philosophy is designed to align the interests of our executive officers with those of our stockholders by providing pay that is directly linked to the achievement of performance goals established to foster the creation of sustainable long-term stockholder value. At the root of our compensation philosophy is the use of variable, at-risk compensation that connects pay outcomes with superior results and sustainable growth execution. As shown in the chart below, 83% (increased from 81% in 2018) of the 2019 target total direct compensation of our Chief Executive Officer is at risk.

[1]	Please refer to the Annex for additional information regarding our non-GAAP financial measures.

2019 Chief Executive Officer Compensation Mix at Target (as of December 31, 2019)

2019 and 2020 Program Changes

In 2019 we launched our first year as a new, stand-alone company with an executive compensation program that was largely based on the pre-existing compensation methodology which was put in place right after the Spin-Off in October 2018. We had however updated this program to incorporate an additional financial metric, Adjusted Free Cash Flow Conversion, into our annual cash incentive program and long-term performance awards and we shifted the weightings of the financial performance metrics within our incentive plans.

As mentioned in our proxy statement disclosure last year, in considering our 2020 program, the Compensation Committee undertook a thorough evaluation of the metrics that best align with the Company’s long-term strategy for inclusion in the ICP and Long-Term Incentive Plan (“LTI Plan”). The evaluation included analysis of different performance metrics and their alignment with our value proposition to shareholders, a review of the performance metrics used by our peer group, and an assessment of independent performance metrics versus modifier structures as well as absolute goals versus relative goals. The work also considered the input received during a series of shareholder outreach meetings.

Effective for fiscal year 2020 we have modified our 2020 executive compensation programs. These changes include a higher percentage of performance shares and the inclusion of relative and absolute Total Shareholder Return as described under “Company Compensation Programs for Fiscal 2020” below on page 35. The Compensation Committee will continue to evaluate and evolve our programs as necessary to support our business strategy and organizational context.

Compensation Peer Group

In addition, in January 2019, we created a compensation peer group, which includes companies of similar size, industry and global presence and with which the Company competes for talent. We made an effort to include companies headquartered in the United States and Europe. This peer group, which is described in more detail on page 26, was referenced to establish market-competitive base salaries, award sizes for ICP and LTI Plan, and the metrics used in the ICP and LTI Plan beginning in 2019. In addition to the peer group described, we also leveraged broader market surveys and other data sources to guide the establishment of our executive compensation programs for 2019.

Compensation Program Highlights

As noted above, our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. We believe compensation should be structured to reward short-term and long-term business results and exceptional performance, and most importantly, maximize stockholder value.

The following table highlights key features of our executive compensation program. We believe these practices promote good governance and serve the interests of our stockholders.

	What We Do		What We Don’t Do

✓	Structure the majority of executive compensation in the form of performance-based incentives	X	No single-trigger cash severance or benefits in connection with a change in control

✓	Multi-year vesting of equity awards granted to our executive officers	X	No guaranteed cash incentives, equity compensation or salary increases for executive officers

✓	Executive and non-employee director stock ownership requirements	X	No excise tax gross-up provisions

✓	Compensation programs include balanced performance metrics and an oversight process to identify risk	X	No repricing of stock option awards and our plans expressly forbid exchanging underwater options for cash without stockholder approval

✓	Independent Compensation Committee oversees and evaluates executive compensation programs against competitive practices, regulatory developments and corporate government trends	X	No hedging or pledging of our equity securities

✓	Independent Compensation Committee advisor	X	No dividends or dividend equivalents paid on unearned performance stock units

✓	Clawback policy for executive officers

2019 Say-on-Pay Vote and Shareholder Outreach

At our 2019 annual meeting, we conducted our first say-on-pay vote following the Spin-Off, with approximately 75% of our shareholders voting in favor of our pay programs. This vote was lower than expected and we take investor feedback very seriously. To better understand our shareholders’ perspectives of our pay programs, we engaged in shareholder outreach led by the Chairman of our Board and the Chairs of the Compensation and Nominating & Corporate Governance Committees and received feedback that we took into account in the development of our 2020 executive compensation program detailed below. Going forward, we will continue to engage with shareholders to ensure we are reflecting their expectations in our compensation programs and pay for performance philosophy.

Below is a summary of the feedback we received and the changes made effective for the 2020 executive compensation program applicable to our Named Executive Officers:

	What We Heard		What We Did

✓	A desire for majority performance-based compensation in the LTI Plan	✓	Increased weighting of Performance Stock Units (“PSUs”) to 60% of the total long-term incentive awards granted to our Named Executive Officers

✓	A desire for shareholder return-based metrics in our long-term incentive program	✓	Added relative and absolute Total Shareholder Return (“TSR”) metrics to our PSU awards under the 2020-2022 LTI Plan

✓	General support for the performance metrics in our ICP, but a request that we continue to emphasize free cash flow	✓	Shifted weighting of Adjusted Free Cash Flow Conversion metric from 40% to 60% in the ICP

✓	Concern over duplication of metrics in the ICP and LTI Plans	✓	Differentiated and reduced the overlap of metrics under the ICP and LTI Plan by eliminating Organic Revenue Growth in the ICP and adding relative and absolute TSR in the LTI Plan

✓	Concern about how M&A might be treated for performance measurement purposes under our incentive programs	✓	Confirmed that our performance metrics are measured on an organic basis and/or adjusted for M&A over the performance period

We discuss the changes in more detail under “Company Compensation Programs for Fiscal 2020” below on page 35.

Determination of Process

Our Compensation Committee oversees and administers our executive compensation program for 2019, with input from our management team and also its independent compensation consultant.

Process and Timeline for Designing and Delivering Compensation

The Compensation Committee is responsible for establishing and administering programs and procedures for annual and long-term executive compensation and assessing organizational structure and the development of our executives. Additional details on the Compensation Committee’s duties can be found on page 17. The Compensation Committee follows a robust process to review and approve all compensation decisions regarding the Named Executive Officers. These decisions are informed by peer group and market data and supported by the review and advice of an independent compensation consultant.

The Compensation Committee uses an annual calendar of planned meetings, and in 2019, the Compensation Committee performed a thorough review of compensation design and levels for our Named Executive Officers. Below were the main agenda items in 2019 for review and approval:

First Quarter

Named Executive Officers’ 2018 performance assessments

2018 ICP metrics achievement and payout

2019 ICP metrics and targets

2019-2021 LTI Plan design, metrics and targets

Share ownership guidelines for Named Executive Officers and Board of Directors

2019 compensation peer group

2019 Named Executive Officers’ annual total direct compensation

2019 annual equity grants

Second and Third Quarter	Compensation Discussion & Analysis and Compensation Committee Report Summary of annual compensation cycle Share utilization update Updated 2019 compensation peer group
Fourth Quarter

Compensation Committee charter

Executive compensation trends

Mid-cycle incentive plan performance updates

2020 compensation peer group

2020 ICP and 2020-2022 LTI Plan design

Named Executive Officer compensation study

Role of Management

To aid the Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers (other than himself) based on the overall corporate achievements during the period being assessed and his knowledge of the individual contributions to our success by each of the Named Executive Officers. Our Named Executive Officers do not play a role in their own compensation determinations other than discussing their performance with our Chief Executive Officer, or in the case of the Chief Executive Officer, with the Compensation Committee and Chairperson of the Board.

Our senior management also supports the Compensation Committee by developing recommendations for specific award designs, including metric assessment, performance goal-setting, and program administration. While members of our senior management may attend the meetings of the Compensation Committee, they do not attend executive sessions and do not attend the portions of meetings during which their own compensation is discussed.

Role of Independent Compensation Consultant

Our Compensation Committee has retained Semler Brossy as its independent compensation consultant. Semler Brossy assists the Compensation Committee in its evaluation of the compensation provided to our Chief Executive Officer and other executive officers and the design of the compensation programs for Named Executive Officers. Semler Brossy generally attends Compensation Committee meetings and provides information, research and analysis pertaining to executive compensation and governance as requested by the Compensation Committee. Other than advising the Compensation Committee and senior management, as described above, Semler Brossy did not provide any services to the Company in 2019. The Compensation Committee has considered the independence of Semler Brossy, consistent with the requirements of the NYSE, and has determined that Semler Brossy is independent. Further, pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Semler Brossy. The Compensation Committee intends to reassess the independence of its advisor at least annually.

Executive Compensation Peer Group

In 2019, Semler Brossy worked with the Compensation Committee and management to develop a peer group of companies to be used for market comparison purposes in terms of executive pay levels and practices. The objective was to create a peer group of companies based on the following characteristics:

•	Industry;
•	Competitor for Talent;
•	Global Presence;
•	Headquarter Location
•	Product Focus and Business Model;
•	Evolving Technology; and
•	Key Size Measures.

The Compensation Committee was careful in constructing a group based on the considerations above that, on the whole, captures Garrett’s global presence and talent market as well as its unique business dynamics. As a U.S.-listed but European-headquartered company that attracts talent globally, we worked thoughtfully to include both U.S. and European companies. The peer group, which the Compensation Committee approved in January 2019, is as follows:

Company	Exchange	Country of HQ	Primary Industry Classification	Revenue ($Mil)	EBITDA Margin	Enterprise Value ($Mil)	Market Cap ($Mil)	Employee Count

US-Listed

Allison Transmission Holdings, Inc.	NYSE	US	Construction Machinery & Heavy Trucks	$2,698	40%	$8,189	$5,761	2,700

American Axle & Manufacturing Holdings, Inc.	NYSE	US	Auto Parts & Equip.	$6,531	15%	$4,664	$1,210	20,000

BorgWarner Inc.	NYSE	US	Auto Parts & Equip.	$10,168	16%	$10,325	$8,958	29,000

Cooper-Standard Holdings Inc.	NYSE	US	Auto Parts & Equip.	$3,108	6%	$1,149	$558	32,000

Dana Incorporated	NYSE	US	Auto Parts & Equip.	$8,620	11%	$5,150	$2,619	36,300

Delphi Technologies PLC	NYSE	UK	Auto Parts & Equip.	$4,361	10%	$2,754	$1,104	21,000

Meritor, Inc.	NYSE	US	Construction Machinery & Heavy Trucks	$4,251	10%	$2,911	$2,046	9,100

Company	Exchange	Country of HQ	Primary Industry Classification	Revenue ($Mil)	EBITDA Margin	Enterprise Value ($Mil)	Market Cap ($Mil)	Employee Count

Modine Manufacturing Company	NYSE	US	Auto Parts & Equip.	$2,059	7%	$893	$391	12,200

Tenneco Inc.	NYSE	US	Auto Parts & Equip.	$17,450	7%	$6,914	$1,060	78,000

The Timken Company	NYSE	US	Industrial Machinery	$3,790	19%	$5,883	$4,242	18,800

Tower International, Inc.(1)	NYSE	US	Auto Parts & Equip.	$1,493	9%	N/A	N/A	5,700

Veoneer, Inc.	NYSE	Sweden	Auto Parts & Equip.	$1,902	-18%	$1,093	$1,740	8,900

Visteon Corporation	NasdaqGS	US	Auto Parts & Equip.	$2,945	7%	$2,644	$2,422	11,000

WABCO Holdings Inc.	NYSE	Belgium	Construction Machinery & Heavy Trucks	$3,421	13%	$7,096	$6,945	16,135
Non-US-Listed

Autoneum Holding AG	SWX	Switzerland	Auto Parts & Equip.	$2,372	4%	$1,378	$558	12,133

ElringKlinger AG	DB	Germany	Auto Parts & Equip.	$1,896	7%	$1,388	$580	9,600

LEONI AG	DB	Germany	Auto Parts & Equip.	$5,350	6-4%	$1,720	$379	86,000

Martinrea International Inc.	TSX	Canada	Auto Parts & Equip.	$2,979	12%	$1,609	$913	15,200

TI Fluid Systems plc	LSE	UK	Auto Parts & Equip.	$3,884	11%	$3,050	$1,833	28,000

(1)	Tower International was acquired by Autokiniton in September, 2019. Figures, where available, reflect trailing four quarter data as of 6/30/2019.

In addition to the 19 companies above, the Compensation Committee identified four additional European-headquartered companies – Aptiv, Autoliv, TE Connectivity, and Valeo – that we will monitor outside of the peer group.

The Compensation Committee intends to continually evaluate the peer group to ensure that it remains an appropriate market reference going forward and continues to suit our business needs.

In addition to reviewing information regarding the peer group, our Compensation Committee also leverages broader market survey and data sources to guide the establishment of our executive compensation programs.

Elements of Executive Compensation

The following is a discussion of the primary elements of 2019 compensation for each of our Named Executive Officers. As previously mentioned, our compensation for 2019 was determined by our Compensation Committee. All USD amounts represent compensation paid in Swiss Francs (including salary, spin-off bonuses, and short-term incentive compensation plan payouts) and converted using the average exchange rate for the year-ended December 31, 2019 under GAAP of 1 USD to 0.99396 CHF, unless otherwise noted.

Base Salary

Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on performance, scope of responsibility, and years of experience with reference made to relevant competitive market data (but not targeted to a specific competitive position).

In February 2019, the Compensation Committee determined to increase the salaries for Messrs. Rabiller and Gili, effective April 1, 2019, from $875,287 and $533,221 to $905,469 and $551,406, respectively, after taking into consideration industry and market data, to reflect their roles and responsibilities at the Company, and to bring their base salaries closer to those paid at similar positions within our peer group. The base salaries for the remaining Named Executive Officers otherwise remained unchanged for 2019.

In addition, in September 2019, the Company and Mr. Gili entered into a separation agreement pursuant to which he separated from the Company in February 2020. In connection with entering into the separation agreement, Mr. Gili stepped down as Chief Financial Officer in September 2019. Following this, effective September 6, 2019, Mr. Bracke and Garrett Motion Sàrl, one of our subsidiaries, entered into an amendment to Mr. Bracke’s employment agreement in connection with Mr. Bracke’s appointment as Interim Chief Financial Officer, pursuant to which his annual base salary was increased from $366,172 to $448,302, in order to reflect his new role and responsibilities with our company.

The following table sets forth the base salaries for each of our Named Executive Officers, including the increases in 2019:

	Annual Base Salary

Named Executive Officer	As of January 1, 2019 ($)	April 1, 2019 ($)	September 6, 2019 ($)

Olivier Rabiller	875,287	905,469	905,469

Alessandro Gili	533,221	551,406	551,406

Peter Bracke	362,188	366,172	448,302

Craig Balis	402,431	402,431	402,431

Jérôme Maironi	452,734	452,734	452,734

Thierry Mabru	407,461	407,461	407,461

Short-Term Incentive Compensation Plan (“ICP”) Awards

ICP awards are intended to motivate and reward executives to achieve annual corporate, strategic business group and functional goals in key areas of financial and operational performance. Each Named Executive Officer’s target ICP opportunity is based upon a percentage of base salary.

In February 2019, the Compensation Committee, after taking into consideration industry and market data, mix of target compensation for the Named Executive Officers, and other elements of their compensation, determined to increase the 2019 ICP target annual incentive percentages for Mr. Rabiller to 125% from 100% and Mr. Gili to 80% from 75%. In addition, in September 2019, Mr. Bracke’s ICP target annual incentive percentage was increased from 40% to 60% in connection with his appointment as Interim Chief Financial Officer. The ICP target annual incentive percentages for the remaining Named Executive Officers remained unchanged for 2019.

The target percentages for each Named Executive Officer, as a percentage of base salary, are set forth below:

Named Executive Officer	2019 Target ICP Opportunity (% of Base Salary)

Olivier Rabiller	125%

Alessandro Gili	80%

Peter Bracke	60%

Craig Balis	55%

Jérôme Maironi	60%

Thierry Mabru	55%

Corporate Performance. For 2019, payout under the ICP was based in part on the achievement of objective Company performance criteria (the “Company Performance Portion”), which represented 75% of each award opportunity, and in part on the achievement of individual performance objectives (the “Individual Performance Portion”), which represented the remaining 25% of each award opportunity. Award opportunities under the Company Performance Portion of the 2019 ICP were based on the achievement of three financial performance criteria: Organic Revenue Growth, Adjusted EBITDA Growth and Adjusted Free Cash Flow Conversion goals, weighted 20%, 40%, and 40%, respectively. We chose these performance metrics after the Spin-Off to reflect our ambition to grow, maintain high profitability and generate solid cash flow. Award opportunities for each metric were established at threshold, target and maximum levels with intermediate inflections between threshold and target as well as between target and maximum. Achievement at or above maximum for each metric was capped at 200% of target, and achievement below threshold would result in no payout. Straight-line interpolation is used to calculate the 2019 ICP payout associated with actual results falling between goals. The goals were set at levels that were expected to be challenging but achievable at the outset of the year. Due to the slowdown of the automotive industry in the second half of 2019, the goals proved to be more challenging to achieve given the macro-environment, resulting in an aggregate weighted payout of 10% of the target ICP for the Company Performance Portion. The following table sets forth the applicable goals for each measure,

Performance Criteria	Weighting	Threshold (25%)	(50%)	75%	Target (100%)	125%	150%	Maximum (200%)	Actual Results	Payout % of Target	Weighted Payout % of Target

Organic Revenue Growth(1)	20%	1.5%	3.0%	4.0%	5.0%	6.5%	8.0%	11%	0%	—

Adjusted EBITDA Growth(2)	40%	1.5%	3.0%	4.0%	5.0%	7.5%	10.0%	12.0%	-4%	—	10%

Adjusted Free Cash Flow Conversion(3)	40%	55%	56%	58%	60%	61%	62%	65%	55%	25%

(1)	Defined as revenue growth, excluding the impact of foreign currency fluctuations.

(2)	As defined in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020.

(3)

Adjusted Free Cash Flow is defined as cash from operations less expenditures for property plant and equipment excluding indemnity and mandatory transition tax related payments to Honeywell. Adjusted Free Cash Flow conversion is defined as Adjusted Free Cash Flow over Adjusted EBITDA

Individual Performance. The Individual Performance Portion of the ICP is based on the Compensation Committee’s assessment of each executive’s individual performance against their objectives specifically related to the categories of differentiated technology, global presence and capabilities (operational excellence), customer experience (such goals comprising 15% of the Individual Performance Portion), as well as pre-established strategic goals (which comprised 10% of the Individual Performance Portion). Individual objective for the Named Executive Officers are developed during the Company’s annual strategic planning to ensure rigor and business alignment, and the assessment is performed using a formal process that matches actual performance and behaviors against established expectations.

Each of the Named Executive Officers had individualized performance goals for 2019 as follows:

•

Mr. Rabiller was responsible for achieving certain corporate, financial, strategic and operational objectives, including enhancing the Company’s technologies and capabilities portfolio and increasing operational productivity and efficiency: expanding Garrett’s global presence by developing customer experience initiatives and ensuring sustainable customer partnerships; strengthening succession plans and driving training and coaching to enhance leadership capabilities and support Garrett’s continued transformation; engaging with shareholders to share Garrett’s strategy and facilitate feedback and communication; and establishing Garrett as a successful standalone company through driving Company performance and culture.

•

Mr. Bracke was responsible for achieving certain financial objectives across the organization, including enhancing the Company’s financial performance, financial operations and investor communications; leading the Treasury, Tax, Audit, Financial Planning & Analysis, Investor Relations and Finance Operations divisions to be more effective and productive; establishing Garrett as a standalone company financially by enhancing the balance sheet capability to provide for long-term growth and flexibility; and lead investor communications for enhanced shareholder engagement.

•

Mr. Balis’ goals included certain strategic and operational objectives, including the successful development of a breakthrough technologies portfolio; and launching new technologies successfully with optimal productivity to the market as well as rebalancing internal resources to support current and upcoming technologies.

•

Mr. Maironi’s goals consisted of continuing to implement integrity and compliance processes for the Company overseeing and advising on the Company’s corporate governance and risk management strategies; reviewing the Honeywell & Garrett Indemnity Agreement to advise and coordinate with the Chief Executive Officer and Chief Financial Officer on potential actions regarding the ongoing dispute with Honeywell; and implementing governance processes and organization for a stand-alone public company.

•

Mr. Mabru’s goals included implementing the Company’s operational objectives regarding supply chain productivity and efficiency; reviewing suppliers portfolio to ensure functional excellence; enhancing the Company’s strategy with respect to materials and supplies savings; optimizing the Company’s global real estate footprint after the Spin-Off; and developing and implementing Garrett’s Excellence Model (GEM) to enhance productivity and efficiency at all levels;

The Individual Performance assessment was conducted in consultation with our Compensation Committee Chair and Chairperson of the Board with respect to the performance of our Chief Executive Officer and with our Chief Executive Officer with respect to the performance of the other Named Executive Officers, leading to a rating and a recommended individual payout. The Compensation Committee approved payouts with regard to the 25% Individual Performance Portion of the ICP for Messrs. Rabiller, Bracke, Balis, Maironi, and Mabru of 130%, 129%, 109%, 150%, and 109%, respectively.

The Company Performance Portion and the Individual Performance Portion for each Named Executive Officer are weighted 75% and 25%, respectively, to determine the total ICP payout for each Named Executive Officer.

The 2019 annual cash payments paid to our Named Executive Officers under the ICP are as follows:

Named Executive Officer(1)	25% Individual ICP Portion		75% Company ICP Portion		2019 Total ICP Payout
	Target ($)	Earned ($)	Target ($)	Earned ($)	Earned ($)	Payout as % Target (%)

Olivier Rabiller	282,959	367,847	848,877	84,888	452,735	40%

Peter Bracke	50,434	65,047	151,301	15,130	80,177	40%

Craig Balis	55,334	60,192	166,003	16,600	76,793	35%

Jérôme Maironi	67,910	101,939	203,731	20,373	122,312	45%

Thierry Mabru	56,026	61,163	168,078	16,808	77,971	35%

(1)	In connection with his separation from the Company, Mr. Gili did not receive a cash payment under the ICP for 2019.

The actual annual cash payments payable for 2019 under the ICP are set forth in the Summary Compensation Table below in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Awards

The goal of our long-term, equity-based incentive awards is to align the interests of our Named Executive Officers with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our Named Executive Officers during the award vesting period.

2019-2020 Performance Plan (“Replacement Plan”)

In connection with the Spin-Off, Honeywell Performance Plan awards for the 2018-2020 performance period (the “Honeywell 2018-2020 Performance Plan”) that were held by our employees as of the Distribution Date were terminated and canceled in accordance with their terms. With respect to the 2019-2020 performance period only, under our 2019-2020 Performance Plan (the “Replacement Plan”), we replaced the economic value of such canceled awards by issuing PSUs that will vest in full on March 4, 2021, subject to company performance and continued employment through each vesting date, consistent with the vesting schedule that applied to the corresponding Honeywell 2018-2020 Performance Plan PSUs or performance cash units (“PCUs”), as applicable. PCUs are dollar denominated and pay out in cash rather than equity. In respect of such Company PSUs or PCUs the initial value was determined based on Honeywell’s latest estimate of performance against plan metrics for the performance period in progress as of the Distribution Date, with the number of Company PSUs or PCUs determined based on the grant date fair value of our shares immediately prior to the Distribution Date (rounded up to the nearest whole share).

The PSUs and PCUs will vest based on the achievement of Organic Revenue Growth, Adjusted EBITDA and Adjusted Free Cash Flow Conversion goals, weighted 20%, 40% and 40%, respectively, over a two-year performance period from January 1, 2019 through December 31, 2020.

The following table sets forth the number of PSUs and PCUs, and the dollar-denominated values of the PSUs and PCUs, approved under the Replacement Plan.

Named Executive Officer	PSUs Dollar- Denominated Value ($)		PSUs Awarded (#)

Olivier Rabiller	$460,004		28,448

Alessandro Gili	$271,915		16,816

Peter Bracke	—	(1)	103,453

Craig Balis	$250,004		15,461

Jérôme Maironi	$235,015		14,534

Thierry Mabru	$185,001		11,441

(1)	Mr. Bracke received PCUs under the Replacement Plan for 2019 with a value of $103,453.

Additionally, pursuant to the Honeywell 2018-2020 Performance Plan, our Named Executive Officers, other than Messrs. Gili and Bracke were entitled to receive grants of Honeywell RSU awards in 2018. Therefore, in connection with the adoption of the Replacement Plan in March 2019, Messrs. Gili and Bracke received an award of 29,396 RSUs and 11,185 RSUs, respectively, which are scheduled to vest in full on March 4, 2021, subject to continued service through each vesting date, consistent with the vesting schedule that applied to the corresponding Honeywell RSUs granted in 2018 to our remaining Named Executive Officers.

2019-2021 Long Term Incentive Plan (“LTI Plan”)

Pursuant to the executives’ offer letters or employment agreements, each of Messrs. Rabiller, Gili, Bracke, Balis, Maironi and Mabru is eligible for an annual grant of equity awards with an initial target opportunity of 350%, 182%, 100%, 200%, 189% and 160%, respectively, of the executive’s annual base salary. Under our 2019-2021 Long-Term Incentive Plan (“LTI Plan”), the Compensation Committee granted awards, 50% in the form of PSUs or PCUs, 25% in the form of Restricted Stock Units (“RSUs”), and 25% in the form of stock options.

The PSUs and PCUs will vest based on the achievement of Organic Revenue Growth, Adjusted EBITDA and Adjusted Free Cash Flow Conversion, weighted 20%, 40% and 40%, respectively, over a three-year performance period from January 1, 2019 through December 31, 2021. The RSUs will vest in full on the third anniversary of the grant date, subject to continued employment, and the stock options will vest in four equal installments on each of the first four anniversaries of the grant date, subject to continued employment through the applicable vesting date and are exercisable no later than ten years after the grant date. The tables below set forth the number and value of each equity award granted under the LTI Plan.

In establishing the goals for the PSUs and PCUs under the LTI Plan, Management and the Compensation Committee took note of the duplication of metrics under both the PSUs/PCUs and the 2019 ICP, and carefully considered this factor when implementing the program design. The Compensation Committee weighed this against the benefits of utilizing these metrics for both 2019 annual and long-term incentive awards and ultimately decided to structure both performance-based incentive plans around these key priorities in order to emphasize the importance of delivering on the commitments the Company made to its stockholders in connection with the Spin-Off, which are to drive profitable top-line growth and generate free cash flow to use to deleverage the Company. The Compensation Committee believes these metrics were critical at this time for executing the Company’s near-term strategy. Moving forward, the Compensation Committee has decided to change the measures to be used in 2020 for its annual and long-term incentive awards to address shareholder feedback as explained above in the stockholder outreach section.

We made the following grants of PSUs, PCUs, RSUs and stock options under the LTI Plan to our Named Executive Officers.

Named Executive Officer	Aggregate Dollar- Denominated Value ($)	PSUs (#)		RSUs (#)	Stock Options (#)

Olivier Rabiller	$3,161,086	97,745		48,873	108,554

Alessandro Gili	$1,001,023	30,953		15,477	34,375

Peter Bracke	$365,245	—	(1)	5,647	12,543

Craig Balis	$802,848	24,825		12,413	27,570

Jérôme Maironi	$853,515	26,392		13,196	29,310

Thierry Mabru	$650,289	20,108		10,054	22,331

(1)	Mr. Bracke received PCUs under the LTI Plan for 2019 with a value of $182,620.

Other Equity Grants. In addition, in September 2019 the Compensation Committee approved a grant of RSUs to Mr. Bracke, in connection with his appointment as Interim Chief Financial Officer, with a dollar-denominated value of $200,004. The RSUs will vest in full on the second anniversary of the grant date, subject to his continued employment.

Other Company Compensation and Benefit Programs for Fiscal 2019

In addition to the annual and long-term compensation programs described above, we provided the Named Executive Officers with benefits and limited perquisites consistent with those provided to other Company executives, as described below.

Severance Benefits

Certain of our Named Executive Officers’ employment agreements and offer letters provide that the executive is eligible to receive severance payments upon a qualifying involuntary termination of employment, including in connection with a change in control of our Company (as opposed to solely upon a “single-trigger” change in control). Additionally, we maintain a severance policy under which our Named Executive Officers are eligible to receive severance payments and benefits upon a qualifying termination, including in connection with a change in control. We believe that these protections serve to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provide the business with a smooth transition in the event of such a termination of employment in connection with a transaction. These severance and change in control arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in our Named Executive Officers’ employment agreements and offer letters and our severance policy, see “Summary of Potential Payments and Benefits—Termination Events” below.

Garrett Supplemental Savings Plan

We maintain the Garrett Supplemental Savings Plan for our executives in the United States. This plan provides our executives with the opportunity to defer pre-tax compensation and incentive compensation that cannot be contributed to our 401(k) savings plan due to IRS limitations. These amounts may be matched by Garrett, and the amount of such matching contributions are at our discretion. Matching contributions, if any, are immediately vested. Deferred compensation balances earn interest through the Fidelity U.S. Bond Index Fund, which is subject to change on a daily basis. This plan is explained in detail in the section entitled “Nonqualified Deferred Compensation—Fiscal Year 2019.” Mr. Balis does not actively contribute to the plan (and we are not actively making any matching contributions to his account); however, his account continues to earn interest under the plan. Mr. Balis elected to receive benefits under this plan in a lump sum, which amount will be paid on the later of six months or in January of the year following his separation from service.

Retirement Plan

Beginning in 2019, the Named Executive Officers were eligible to participate in Garrett’s pension plan sponsored in Switzerland and named “Columna Sammelstiftung Client Invest Winterthur”. For a detailed description of Garrett’s Swiss pension plan, see “Pension-Benefits-Fiscal Year 2019” below.

Comprehensive Benefits Package

We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes life insurance benefits.

Other Benefits and Perquisites

In 2019, the Named Executive Officers were eligible for benefits under the Company’s car policy (in the form of a company car or cash allowance) as it generally applies to executives in Switzerland, as well as reimbursements associated with legal representation, family, tax, legal and financial planning expenses. In 2019, we also provided Mr. Maironi with relocation assistance in connection with his relocation to Switzerland.

Additional Compensation Components

In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our Named Executive Officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Compensation Committee.

Certain Honeywell Compensation and Benefit Programs

Honeywell Transportation Systems Retention Program

In 2016, prior to the Spin-Off, certain of the Named Executive Officers were eligible to participate in Honeywell’s employee retention program for key employees of Honeywell Transportation Systems pursuant to a retention letter entered into between the Named Executive Officer and Honeywell. Under the retention program, participants were eligible to receive a retention payment, payable in two installments, at the completion of each retention period, beginning on December 9, 2016 and ending on (i) February 28, 2018, for the first installment, and (ii) February 28, 2019, for the second installment. Based on individual and Honeywell or Company performance, as applicable, during the period between December 9, 2016 and February 28, 2019, the Company may increase the retention payments by up to 100%. Receipt of each installment of the retention payment was conditioned upon the Named Executive Officer’s continued employment through the end of each retention period and the Named Executive Officer meeting certain performance standards, as set forth in the executive’s applicable retention letter. In 2017, pursuant to an offer letter entered into between Mr. Bracke and Honeywell, Mr. Bracke was entitled to receive $110,668, subject to the completion of the Spin-Off, the achievement of company and individual performance objectives, and Mr. Bracke’s continued employment for 90 days after the Spin-Off. Mr. Bracke was also entitled to such amount upon a termination by the company other than for cause prior to the end of such 90-day period.

In connection with the Spin-Off, the Company assumed Honeywell’s obligations with respect to the retention payment for the retention period ending February 28, 2019. The following table sets forth the minimum and maximum retention payment opportunity for each installment, as well as the cash payment received for the retention period ending February 28, 2019, for the Named Executive Officers eligible to participate in this opportunity, as well as Mr. Bracke’s retention payment pursuant to his letter agreement.

Named Executive Officer	Minimum Payment ($)	Maximum Payment ($)	2019 Retention Payment ($)

Olivier Rabiller	150,006	300,012	276,011

Peter Bracke	—	—	110,668

Craig Balis	86,253	175,507	158,707

Thierry Mabru	65,003	130,005	119,604

Honeywell Growth Plan

Prior to the Spin-Off, certain of our Named Executive Officers participated in the cash-based Honeywell Growth Plan, under which non-overlapping performance-contingent awards were made on a biennial basis, with payouts based on financial targets measured over a two-year period. Because Growth Plan grants were made every other year, the Honeywell Management Development and Compensation Committee (the “Honeywell MDCC”) attributed half of the award value to each year of the performance cycle for purposes of compensation planning.

For the final 2016-2017 Growth Plan performance cycle, the calculated payout for the Honeywell Aerospace SBG, of which the Honeywell’s Transportation Systems business (the “Business”) was a part, was 36% of target. The following table summarizes the target number of Growth Plan Units (“GPUs”) granted to each participating Named Executive Officer, in February 2016, and the annualized value of the final earned awards attributed to 2017:

Named Executive Officer	# GPUs Awarded in 2016 (#)	x	Annualized Unit Value($)(1)	=	Annualized Target Award Value($)	x	Final Pay Out Percentage(%)	=	Earned Award Attributable to 2017($)(2)

Olivier Rabiller	6,000		50		300,000		36.0%		108,005

Peter Bracke	4,600		50		230,000		36.0%		82,804

Craig Balis	3,450		50		172,500		36.0%		62,103

Jérôme Maironi(3)	4,000		50		200,000		103.0%		206,009

Thierry Mabru	2,600		50		130,000		36.0%		46,803

(1)	Represents the annualized target value of one Growth Plan unit (i.e., $100 unit value divided by 2), consistent with the Honeywell MDCC’s allocation of biennial awards.

(2)

Represents the portion of the earned award under the biennial Growth Plan attributable to 2017. The full earned award is shown in the column to the right. 50% of the full earned award was paid in March 2018 and the remaining 50% was paid in March 2019, subject to active employment on the payment date.

(3)	During the 2016-2017 performance cycle Mr. Maironi was serving under the Performance Materials & Technology (PMT) SBG of Honeywell, the calculated payout of which was 103% of target.

Under the deferred payout feature of the prior Growth Plan, 50% of the earned amounts for the final performance cycle of January 1, 2016 through December 31, 2017 was paid in March 2018. The liability for the final earned payment for the 2016-2017 Growth Plan performance cycle was assumed by the Company and was paid to eligible executives in the first quarter of 2019, subject to each such executive remaining employed by us as of the date of payment. Because these amounts were earned and determinable in 2017, SEC rules do not require us to disclose in the Summary Compensation Table the payouts made in March 2018 or March 2019.

Company Compensation Programs for Fiscal 2020

Program Overview

As mentioned before in 2019 we started shareholder outreach to solicit feedback on compensation and governance matters. In response to feedback on our incentive measures and long-term vehicle mix, and considering compensation practices especially in our peer group, our 2020 program has evolved from our 2019 program to:

•	Differentiate the performance metrics used between the 2020 ICP and 2020-2022 Long-term Incentive Plan;

•	Shift the long-term vehicle mix to primarily PSUs; and

•	Include relative and absolute TSR in our PSUs to signify our commitment to our shareholders.

We believe these updated plans and metrics will best position the Company to execute our long-term strategy and to position us to be successful over the long term in delivering shareholder value.

These updated plans are described in further detail below. Since designing these plans, the global COVID-19 pandemic has had an impact on the automotive industry, and Garrett is continually monitoring the pandemic’s effects on the industry and the Company’s supply chain. The Compensation Committee established compensation plans for 2020 at a time when the impact of COVID-19 on the Company’s results was mostly unknown and acknowledged, at that time, that it would be necessary to review the incentive plans and the Company’s performance in light of the external environment during the course of, and following, 2020 and to utilize its business judgment in applying discretion to arrive at the appropriate outcome.

In addition, in light of the uncertainties related to the COVID-19 pandemic, the Named Executive Officers agreed to reduce their annual base salaries by 20% for the second quarter of 2020.

2020 ICP Program

In 2020, we expect our ICP program will be based in part on the achievement of objective Company performance criteria, which will represent 75% of each award opportunity, and on the achievement of individual performance partially related to transformative goals, which will represent the remaining 25% of each award opportunity. The company performance goals for the 2020 ICP will be Adjusted EBITDA margin and Adjusted Free Cash Flow Conversion, weighted 40% and 60%, respectively, and will be based on the 2020 fiscal year performance period.

We have placed greater emphasis on Adjusted EBITDA margin and Adjusted Free Cash Flow Conversion in lieu of Organic Revenue Growth to help ensure that the Company focuses in the near-term on generating higher margins than competitors and maximizing cash flow to deleverage and reinvest back into the Company.

2020-2022 Long Term Incentive Plan (2020-2022 LTI Plan)

Under our 2020-2022 Long-Term Incentive Plan (“2020-2022 LTI Plan”), the Compensation Committee has granted awards, 60% in the form of PSUs and 40% in the form of RSUs. For the 2020-2022 LTI Plan, we have increased the weighting of PSUs to 60% from 50% in order to further align our Named Executive Officers’ compensation with shareholder outcomes. As a result of this update, we have also eliminated the usage of stock options and increased the weighting of RSUs to 40% from 25%.

For the PSU awards under the 2020-2022 LTI Plan, we have updated the performance metrics to include Relative Organic Revenue Growth, Adjusted Free Cash Flow Conversion, and relative TSR, each weighted 30%, 30%, and 40% respectively. Additionally, the PSUs will be subject to an Absolute TSR modifier. The company performance goals for the PSUs under the 2020-2022 LTI Plan are based on a three-year performance period beginning January 1, 2020 and ending December 31, 2022. Achievement at or above maximum for each metric will be capped at 200% of target.

The Company determined to include two relative measures – Relative Organic Revenue Growth, and Relative TSR – to emphasize peer outperformance in a competitive landscape. In addition, the introduction of TSR as 40% of the PSUs signifies our commitment to provide superior returns to our shareholders. Adjusted Free Cash Flow Conversion remains an important part of the PSUs to further emphasize deleveraging the Company over the long term. The Compensation Committee believes these metrics are aligned with feedback received from stockholder outreach discussions and are critical at this time for executing the Company’s near- and long-term strategy.

Further, specific to the 2020 award, we have added an Absolute TSR component that will deliver up to an incremental 50% of the target PSUs depending on the stock price at the end of the performance period such that the maximum number of PSUs that may be earned under the 2020-2022 LTI Plan will be at 250% of target. The Company determined that including an Absolute TSR component for 2020 will serve as a powerful means to incentivize share price appreciation back to and above the Company’s opening price per share of common stock on the date of the Spin-Off, October 1, 2018 (the “Spin-Off Price”). To that end, threshold performance to start earning a portion of the component starts at a 20% premium over the 30-day stock price average ($8.38) preceding the grant date, and the price to earn maximum for this component has been established at $20, approximately 14% higher than the Spin-Off Price and 139% higher than the 30-day average price on the date of grant. Payouts are linear between the threshold and maximum depending on the resulting stock price.

Our 2020 program has evolved from our 2019 program to differentiate the short- and long-term incentive programs measurement and to incorporate two relative metrics as part of the LTI Plan (Relative Organic Revenue Growth and Relative TSR), as well as to incorporate an Absolute TSR modifier. We will continue to review and design our compensation programs and amend as necessary to support our business strategy and organizational context.

Other Matters

Tax and Accounting Considerations

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our Named Executive Officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Standards

ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. We have adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, and elected to account for forfeitures of awards at the time of grant. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

Responsible Equity Grant Practices

Our equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the fair market value of our Common Stock on such dates. Equity grants are awarded under our stockholder-approved plans and we do not backdate, reprice or grant equity awards retroactively. Our stockholder-approved equity plans prohibit repricing of awards or exchanges of underwater options for cash or other securities without stockholder approval.

Securities Trading Policy

Our policy on securities trading prohibits our directors, officers and employees from trading in our securities during certain designated blackout periods and otherwise while they are aware of material non-public information.

Prohibition on Hedging and Pledging

Our securities trading policy also prohibits hedging by directors and executive officers, and their Related Prohibited Persons, and prohibits short sales, pledging and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees, and their Related Prohibited Persons. See “Prohibition of Hedging or Pledging the Company’s Securities” above for more information about the securities trading policy.

Clawback Policy

In 2019, we adopted a Clawback Policy which requires certain cash and equity incentive compensation to be repaid to the Company by its executive officers in the event of the Company being required to prepare an accounting restatement as a result of intentional or grossly negligent misconduct by such executive officer. The Clawback Policy also authorizes the Board, or a designated committee, to recoup bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent such bonus or incentive compensation exceeds what the executive officer would have received based on an applicable restated performance measure or target.

Stock Ownership Guidelines and Broad-Based Stock Ownership

In addition to the elements of executive officer compensation described above, we have adopted stock ownership guidelines pursuant to which our Named Executive Officers are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. Until the applicable ownership guideline is achieved, each Named Executive Officer is required to retain at least 50% of the shares acquired from Company equity awards after payment (or withholding) of the exercise price, if applicable, and taxes. Once the applicable ownership guideline is achieved, the aforementioned retention ratio will no longer apply. If a Named Executive Officer’s share ownership subsequently falls back below the applicable ownership guideline and remains below the ownership guideline on a continuous basis for a period of more than 24 months, the Named Executive Officer will be required to comply again with the retention ratio until such time as the Named Executive Officer again achieves the ownership guidelines.

Our ownership guidelines are shown below. We believe the use of a retention ratio appropriately balances the need to work toward achieving these requirements with standard liquidity needs our Named Executive Officers may face. As of December 31, 2019, all of our Named Executive Officers met their share ownership requirements under our ownership guidelines.

Named Executive Officer	Ownership Guideline as a Multiple of Base Salary

Olivier Rabiller	5x

Peter Bracke	3x

Craig Balis	3x

Jérôme Maironi	3x

Thierry Mabru	2x

COMPENSATION COMMITTEE REPORT

The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Carsten J. Reinhardt (Chair)

Carlos M. Cardoso

Maura J. Clark

Scott A. Tozier

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Named Executive Officers for the year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Olivier Rabiller President and Chief Executive Officer	2019	897,923	276,011	2,830,817	790,273	452,735	92,521	29,221	5,369,501
	2018	639,476	597,178	5,251,916	373,670	418,942	127,988	25,053	7,434,223
Alessandro Gili Former Senior Vice President and Chief Financial Officer	2019	546,859	—	1,498,021	250,250	—	80,023	38,086	2,413,239
	2018	316,198	148,311	3,331,519	—	360,398	27,141	153,374	4,336,941
Peter Bracke, Vice President and Interim Chief Financial Officer	2019	392,552	110,668	472,177	91,313	80,177	65,444	21,505	1,233,836
Craig Balis Senior Vice President and Chief Technology Officer	2019	402,431	158,707	852,143	200,710	76,793	78,306	139,763	1,908,853
	2018	390,764	272,095	1,030,513	279,070	153,340	187,932	106,704	2,420,418
Jérôme Maironi Senior Vice President, General Counsel, and Corporate Secretary	2019	452,735	—	875,153	213,377	122,312	65,732	210,923	1,940,232
	2018	429,418	77,094	1,208,459	264,880	187,644	17,944	231,738	2,417,177
Thierry Mabru Senior Vice President, Integrated Supply Chain	2019	407,461	119,604	672,721	162,570	77,971	65,674	20,826	1,526,827
	2018	379,693	222,685	962,142	205,755	148,990	65,034	21,775	2,006,074

(1)

Base salary and other compensation values in this Summary Compensation Table originally denoted in local currency (CHF) have been converted to USD using the average exchange rate for the year-ended December 31, 2019 under GAAP of 1 USD to 0.99396 CHF.

(2)	Amounts for 2019 represent the second installment paid under the Honeywell Transportation Systems Retention Program.

(3)

Amounts for 2019 represent the grant date fair value of Company RSU awards, and for Messrs. Rabiller, Gili, Balis, Maironi and Mabru, PSU awards granted in 2019. The grant date fair value of these awards was calculated in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”) which, for Company PSU awards, is based on the probable outcome of the performance conditions; the tables below provide the grant date fair value of each award. For a discussion of valuation assumptions, see Note 21 to the consolidated and combined financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020. The value for each Company PSU award, granted under the Replacement Plan, as of the grant date, assuming the maximum level of performance, is $920,008, $543,829, $500,009, $470,030 and $370,002 for Messrs. Rabiller, Gili, Balis, Maironi and Mabru, respectively. The value for each Company PSU award, granted under the LTI Plan, as of the grant date, assuming the maximum level of performance, is $3,161,073, $1,001,020, $802,841, $853,517 and $650,293 for Messrs. Rabiller, Gili, Balis, Maironi and Mabru, respectively.

(4)

Amount for 2019 represents the grant date fair value of stock options calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 21 to the consolidated and combined financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020.

(5)

Amounts represent the payouts earned under our ICP in 2019. For 2019, the awards under the ICP were based on the Named Executive Officer’s target incentive, and annual base salary as of September 1, 2019. Mr. Bracke’s ICP award has been pro-rated accordingly based on his target percentage for the portion of the year prior to and after his appointment as CFO. See “Elements of Executive Compensation—Short-Term Incentive Compensation Plan (“ICP”) Awards” for a detailed discussion of the 2019 ICP.

(6)

The change in pension value includes the increase in vested benefits in 2019 under our Swiss pension scheme attributable to employer contributions and allocated interest. See “Nonqualified Deferred Compensation—Fiscal Year 2019” for a detailed discussion of the Garrett Supplemental Savings Plan and “Pension Benefits—Fiscal Year 2019” for a detailed discussion of the Garrett Swiss Plan.

(7)	For 2019, “All Other Compensation” consists of the following:

Item	Olivier Rabiller	Alessandro Gili	Peter Bracke	Craig Balis	Jérôme Maironi	Thierry Mabru
Car Allowance or Car Lease ($)	20,826	20,826	21,505	20,826	20,826	20,826
Family-Related Allowances ($)	—	—	—	106,961	—	—
Relocation Assistance ($)	—	—	—	—	185,541	—
Tax Planning ($)	8,395	17,260	—	11,976	4,556	—

Total ($)	29,221	38,086	21,505	139,763	210,923	20,826

GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2019

The following table shows all plan-based awards which the Company granted to the Named Executive Officers during 2019.

Name					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
	Award Type	Performance Plan	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Olivier Rabiller	ICP(2)	—	—		282,959	1,131,836	2,263,672	—	—	—	—	—	—	—
	NQSO	LTI Plan	03/04/2019	(3)	—	—	—	—	—	—	—	108,554	16.17	790,273
	PSU	LTI Plan	03/04/2019	(4)	—	—	—	24,436	97,745	195,490	—	—	—	1,580,537
	PSU	Replacement Plan	03/04/2019	(5)	—	—	—	7,112	28,448	56,896	—	—	—	460,004
	RSU	LTI Plan	03/04/2019	(6)	—	—	—	—	—	—	48,873	—	—	790,276
Alessandro Gili	ICP(2)	—	—		110,281	441,125	882,250	—	—	—	—	—	—	—
	NQSO	LTI Plan	03/04/2019	(3)	—	—	—	—	—	—	—	34,375	16.17	250,250
	PSU	LTI Plan	03/04/2019	(4)	—	—	—	7,738	30,953	61,906	—	—	—	500,510
	PSU	Replacement Plan	03/04/2019	(5)	—	—	—	4,204	16,816	33,632		—	—	271,915
	RSU	LTI Plan	03/04/2019	(6)	—	—	—	—	—	—	15,477	—	—	250,263
	RSU	Replacement Plan	03/04/2019	(7)	—	—	—	—	—	—	29,396	—	—	475,333
Peter Bracke	ICP(2)	—	—		50,434	201,735	403,470	—	—	—	—	—	—	—
	NQSO	LTI Plan	03/04/2019	(3)	—	—	—	—	—	—	—	12,543	16.17	91,313
	RSU	LTI Plan	03/04/2019	(6)	—	—	—	—	—	—	5,647	—	—	180,861
	RSU	Replacement Plan	03/04/2019	(7)	—	—	—	—	—	—	11,185	—	—	91,312
	PCU	Replacement Plan	03/04/2019	(8)	25,863	103,453	206,906	—	—	—	—	—	—	—
	PCU	LTI Plan	03/04/2019	(9)	45,655	182,620	365,240	—	—	—	—	—	—	—
	RSU	—	09/06/2019	(10)	—	—	—	—	—	—	20,111	—	—	200,004
Craig Balis	ICP(2)	—	—		55,334	221,337	442,674	—	—	—	—	—	—	—
	NQSO	LTI Plan	03/04/2019	(3)	—	—	—	—	—	—	—	27,570	16.17	200,710
	PSU	LTI Plan	03/04/2019	(4)	—	—	—	6,206	24,825	49,650	—	—	—	401,420
	PSU	Replacement Plan	03/04/2019	(5)	—	—	—	3,865	15,461	30,922	—	—	—	250,004
	RSU	LTI Plan	03/04/2019	(6)	—	—	—	—	—	—	12,413	—	—	200,718
Jérôme Maironi	ICP(2)	—	—		67,910	271,641	543,282	—	—	—	—	—	—	—
	NQSO	LTI Plan	03/04/2019	(3)	—	—	—	—	—	—	—	29,310	16.17	213,377
	PSU	LTI Plan	03/04/2019	(4)	—	—	—	6,598	26,392	52,784	—	—	—	426,759
	PSU	Replacement Plan	03/04/2019	(5)	—	—	—	3,634	14,534	29,068	—	—	—	235,015
	RSU	LTI Plan	03/04/2019	(6)	—	—	—	—	—	—	13,196	—	—	213,379
Thierry Mabru	ICP(2)	—	—		56,026	224,104	448,208	—	—	—	—	—	—	—
	NQSO	LTI Plan	03/04/2019	(3)	—	—	—	—	—	—	—	22,331	16.17	162,570
	PSU	LTI Plan	03/04/2019	(4)	—	—	—	5,027	20,108	40,216	—	—	—	325,146
	PSU	Replacement Plan	03/04/2019	(5)	—	—	—	2,860	11,441	22,882	—	—	—	185,001
	RSU	LTI Plan	03/04/2019	(6)	—	—	—	—	—	—	10,054	—	—	162,573

(1)

The amounts shown represent the grant date fair value calculated in accordance with ASC 718. For the awards which are subject to performance-based conditions, the amounts shown are based on the probable outcome of the performance conditions. For a discussion of valuation assumptions, see Note 21 to the consolidated and combined financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020.

(2)

The amounts shown represent the range of potential payouts under the 2019 ICP based on Company performance. For 2019, the awards under the ICP were prorated based on the Named Executive Officer’s target incentive, and annual base salary, before and after any salary increases, as applicable, and the number of days in the year such target incentive and annual base salary was in effect. The actual payouts were determined and paid in February 2020, as shown in the Summary Compensation Table above. See “Elements of Executive Compensation—Short-Term Incentive Compensation Plan (“ICP”) Awards” for a detailed discussion of the 2019 ICP.

(3)

On March 4, 2019, the Compensation Committee approved an award of stock options pursuant to the LTI Plan for each Named Executive Officer, each of which will vest, in equal 25% installments over a four-year period, subject to continued employment, on the applicable vesting date, and expire ten years from the date of grant.

(4)

On March 4, 2019, the Compensation Committee approved an award of PSUs pursuant to the LTI Plan. The amounts shown represent the threshold, target, and maximum awards for the PSUs. The performance period for the PSUs will end on December 31, 2021.

(5)

On March 4, 2019, the Compensation Committee approved an award of PSUs pursuant to the Replacement Plan. The amounts shown represent the threshold, target, and maximum awards for the PSUs. The performance period for the PSUs will end on December 31, 2020.

(6)

On March 4, 2019, the Compensation Committee approved an award of RSUs pursuant to the LTI Plan for each Named Executive Officer, which will vest in full on the third anniversary of the grant date, subject to continued employment.

(7)

On March 4, 2019, the Compensation Committee approved an award of RSUs pursuant to the Replacement Plan for Messrs. Gili and Bracke, which will vest in full on March 4, 2021, subject to continued service.

(8)

On March 4, 2019, the Compensation Committee approved an award of PCUs to Mr. Bracke pursuant to the Replacement Plan. The amounts shown represent the threshold, target, and maximum awards for the PCUs. The performance period for the PCUs will end on December 31, 2020.

(9)

On March 4, 2019, the Compensation Committee approved an award of PCUs to Mr. Bracke pursuant to the LTI Plan. The amounts shown represent the threshold, target, and maximum awards for the PCUs. The performance period for the PCUs will end on December 31, 2021.

(10)

On September 6, 2019, the Compensation Committee approved an award of RSUs to Mr. Bracke in connection with his appointment as Interim Chief Financial Officer. The RSUs will vest in full on the second anniversary of the grant date, subject to continued employment.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the employment agreements and/or offer letters with each of our Named Executive Officers, as in effect in 2019, are described below. With respect to Mr. Gili, the following describes the material terms of his agreement in effect prior to entering into a separation agreement in September 2019.

President and Chief Executive Officer—Olivier Rabiller.

On May 2, 2018, Honeywell entered into an offer letter with Mr. Rabiller appointing him as President and Chief Executive Officer of the Company, which became effective upon the completion of the Spin-Off. The letter provides Mr. Rabiller with an annual base salary of $889,786 and an annual cash incentive target opportunity under the ICP equal to 100% of his annual base salary, which was increased to 125% in February 2019 after taking into consideration industry and market data, mix of target compensation for Mr. Rabiller, and other elements of his compensation.

Additionally, under the offer letter, Mr. Rabiller is eligible for an annual grant of equity awards with an initial target opportunity of 325% of annual base salary, which was increased to 350% in April 2019 to further align his target compensation opportunity with the competitive market. Mr. Rabiller’s annual equity award will be determined by the Board and will be based on his individual performance. Further, in connection with the successful completion of the Spin-Off and pursuant to his offer letter, Mr. Rabiller received a grant of Company RSUs valued at $4,300,000, which vests in two equal installments on each of the third and fourth anniversaries of the Spin-Off, subject to continued employment through each vesting date.

In addition, Mr. Rabiller is eligible to receive vacation benefits in accordance with Company policy.

In the event of Mr. Rabiller’s involuntary termination of employment without cause, he will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits—Termination Events” below. Mr. Rabiller’s offer of employment is also contingent upon his execution of the Company’s intellectual property and non-competition agreements, which include two-year post-termination non-competition and non-solicitation restrictions and customary confidentiality provisions.

Senior Vice President and Chief Financial Officer—Alessandro Gili.

In September 2019, we entered into a separation agreement with Mr. Gili as described under “Summary of Potential Payments and Benefits—Termination Events” below. Prior to entering into this separation agreement, Mr. Gili was party to an employment agreement under which he served as Senior Vice President and Chief Financial Officer of the Company. The agreement provided Mr. Gili with an annual base salary of $542,054 and an annual cash incentive target opportunity under the ICP equal to 75% of his annual base salary, which was increased to 80% in February 2019 after taking into consideration industry and market data, mix of target compensation for Mr. Gili, and other elements of his compensation.

Additionally, under the employment agreement, Mr. Gili was eligible for an annual grant of equity awards with an initial target opportunity of 182% of annual base salary. Mr. Gili’s annual equity award was to be determined by the Board. Further, in connection with the successful completion of the Spin-Off and pursuant to his employment agreement, Mr. Gili received a grant of Company RSUs valued at $1,479,806, which was scheduled to vest in two equal installments on each of the third and fourth anniversaries of the grant date, subject to continued employment through each vesting date. Mr. Gili also was granted 12,300 Honeywell RSUs, which was scheduled to vest in two equal installments on each of the first and second anniversaries of the grant date, subject to continued employment through each vesting date.

In addition, Mr. Gili was eligible to receive vacation benefits, a cash car allowance and relocation assistance in connection with his relocation to Switzerland, each, in accordance with Company policy.

The employment agreement also provided Mr. Gili with certain payments upon a qualifying termination of employment, as described under “Summary of Potential Payments and Benefits—Termination Events” below.

Interim Chief Financial Officer—Peter Bracke.

On September 15, 2015, Honeywell Technologies Sàrl, a subsidiary of Honeywell, entered into an employment agreement with Mr. Bracke appointing him as ECC Vice President and CFO. The agreement was amended in September 2019 when Mr. Bracke was appointed as our Interim Chief Financial Officer.

The amended agreement provides Mr. Bracke with an annual base salary of CHF 445,593 (equal to approximately $448,301) and an annual cash incentive target opportunity under the ICP equal to 60% of his annual base salary. The amended agreement provides that Mr. Bracke’s annual base salary and target bonus will revert to the pre-appointment amounts (annual base salary of CHF 363,960 (equal to approximately $366,172) and a target bonus opportunity equal to 40% of base salary) when Mr. Bracke ceases to serve as Interim Chief Financial Officer.

Mr. Bracke is eligible for an annual grant of equity awards with an initial target opportunity of 100% of annual base salary, Mr. Bracke’s annual equity award will be determined by the Board. Additionally, under the amended employment agreement, Mr. Bracke received a restricted stock unit award valued at $200,000. The award will vest in full on the second anniversary of the grant date, subject to Mr. Bracke’s continued employment through such date.

In addition, Mr. Bracke is eligible to receive vacation benefits in accordance with Company policy.

In the event of Mr. Bracke’s involuntary termination of employment without cause, he will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits—Termination Events” below.

Other Named Executive Officers—Craig Balis, Thierry Mabru, and Jérôme Maironi.

Honeywell entered into offer letters with each of Messrs. Balis, Mabru, and Maironi.

The offer letters for Messrs. Balis, Mabru, and Maironi each provide for an annual base salary of $409,097, $414,211, and $460,234, respectively, and an annual cash incentive target opportunity under the ICP equal to 55%, 55% and 60% of the executive’s annual base salary, respectively.

Additionally, under the offer letters, each of Messrs. Balis, Mabru, and Maironi is eligible for an annual grant of equity awards with an initial target opportunity of 200%, 160% and 189%, respectively, of the executive’s annual base salary. Annual equity awards will be determined by the Board and are based on the executive’s individual performance.

Under the offer letters and in connection with the successful completion of the Spin-Off, each of Messrs. Balis, Mabru, and Maironi also received grants of Company RSUs valued at $800,000 for Messrs. Balis and Mabru and $1,000,000 for Mr. Maironi. The awards vest in two equal installments on each of the third and fourth anniversaries of the Spin-Off, subject to continued employment through each vesting date.

In addition, Messrs. Balis, Mabru, and Maironi are eligible to receive vacation benefits in accordance with Company policy. Further, Mr. Maironi is also entitled to relocation assistance in connection with his relocation to Switzerland in accordance with Company policy.

In the event of Messrs. Balis, Mabru, or Maironi’s involuntary termination of employment without cause, they will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits—Termination Events” below. The offer letters for Messrs. Balis, Mabru and Maironi are also contingent upon the execution of the Company’s intellectual property and non-competition agreements, which include two-year post-termination non-competition and non-solicitation provisions and customary confidentiality provisions.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table shows all outstanding Company equity awards held by the named executive officers as of December 31, 2019:

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Olivier Rabiller	7/26/2013	—	—		—	—	13,684	(2)	136,703	—		—
	2/25/2016						8,610	(3)	86,014
	7/29/2016	—	—		—	—	57,083	(4)	570,259	—		—
	2/28/2017	—	—		—	—	71,477	(5)	714,055	—		—
	2/28/2017	—	—		—	—	24,623	(6)	245,984	—		—
	2/27/2018	—	—		—	—	21,792	(7)	217,702	—		—
	2/27/2018	—	—		—	—	15,150	(7)	151,349	—		—
	10/1/2018	—	—		—	—	232,440	(8)	2,322,076	—		—
	3/4/2019	—	—		—	—	48,873	(9)	488,241	—		—
	3/4/2019	—	—		—	—	—		—	97,745	(10)	976,473
	3/4/2019	—	—		—	—	—		—	7,112	(11)	71,049
	3/4/2019	—	108,554	(12)	16.17	3/4/2029	—		—	—		—
Craig Balis	7/26/2013	—	—		—	—	22,132	(2)	221,099	—		—
	2/27/2014	—	—		—	—	16,864	(13)	168,471	—		—
	2/25/2016						10,328	(3)	103,177
	2/28/2017	—	—		—	—	16,574	(5)	165,574	—		—
	2/28/2017	—	—		—	—	21,682	(14)	216,603	—		—
	2/28/2017	—	—		—	—	13,990	(5)	139,760	—		—
	7/27/2017	—	—		—	—	18,519	(15)	185,005	—		—
	2/27/2018	—	—		—	—	15,346	(16)	153,307	—		—
	2/27/2018	—	—		—	—	11,314	(17)	113,027	—		—
	10/1/2018	—	—		—	—	43,250	(8)	432,068	—		—
	3/4/2019	—	—		—	—	12,413	(9)	124,006	—		—
	3/4/2019	—	—		—	—	—		—	24,825	(10)	248,002
	3/4/2019	—	—		—	—	—		—	3,865	(11)	38,611
	3/4/2019	—	27,570	(12)	16.17	3/4/2026	—		—	—		—
Jérôme Maironi	7/25/2014	—	—		—	—	11,753	(18)	117,412	—		—
	2/25/2016						12,050	(3)	120,380
	2/28/2017	—	—		—	—	18,518	(5)	184,995	—		—
	2/28/2017	—	—		—	—	24,453	(14)	244,285	—		—
	2/28/2017	—	—		—	—	15,669	(6)	156,533	—		—
	2/27/2018	—	—		—	—	14,528	(16)	145,135	—		—
	2/27/2018	—	—		—	—	10,739	(16)	107,283	—		—
	10/1/2018	—	—		—	—	54,060	(8)	540,059	—		—
	3/4/2019	—	—		—	—	13,196	(9)	131,828	—		—
	3/4/2019	—	—		—	—	—		—	26,392	(10)	263,656
	3/4/2019	—	—		—	—	—		—	3,634	(11)	36,304
	3/4/2019	—	29,310	(12)	16.17	3/4/2026	—		—	—		—

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Thierry Mabru	7/31/2015	—	—		—	—	19,452	(19)	194,325	—		—
	2/25/2016						7,747	(3)	77,393
	2/28/2017	—	—		—	—	12,870	(5)	128,571	—		—
	2/28/2017	—	—		—	—	17,036	(5)	170,190	—		—
	2/28/2017	—	—		—	—	10,857	(5)	108,461	—		—
	7/27/2017	—	—		—	—	15,432	(15)	154,166	—		—
	2/27/2018	—	—		—	—	11,350	(16)	113,387	—		—
	2/27/2018	—	—		—	—	8,342	(16)	83,337	—		—
	10/1/2018	—	—		—	—	43,250	(8)	432,068	—		—
	3/4/2019	—	—		—	—	10,054	(9)	100,439	—		—
	3/4/2019	—	—		—	—	—		—	20,108	(10)	200,879
	3/4/2019	—	—		—	—	—		—	2,860	(11)	28,571
	3/4/2019	—	22,331	(12)	16.17	3/4/2026	—		—	—		—
Peter Bracke	7/26/2013	—	—		—	—	22,236	(20)	222,138	—		—
	9/24/2015	—	—		—	—	19,351	(21)	193,316	—		—
	2/25/2016						12,050	(3)	120,380
	2/28/2017	—	—		—	—	19,907	(5)	198,871	—		—
	2/28/2017	—	—		—	—	23,933	(14)	239,091	—		—
	2/28/2017	—	—		—	—	16,788	(6)	167,712	—		—
	2/27/2018	—	—		—	—	6,538	(16)	65,315	—		—
	2/27/2018	—	—		—	—	4,794	(22)	47,892	—		—
	3/4/2019	—	12,543	(13)	16.17	3/4/2026	—		—	—		—
	3/4/2019	—	—		—	—	11,185	(9)	111,738	—		—
	3/4/2019	—	—		—	—	5,647	(23)	56,414	—		—
	9/6/2019						20,111	(24)	200,909

(1)	Market value is determined based on the closing price of our common stock on December 31, 2019 or $9.99 per share.

(2)

On July 26, 2013, the Honeywell MDCC approved awards of Honeywell RSUs for each of Messrs. Rabiller and Balis, each scheduled to vest in substantially equal installments on the third, fifth and seventh anniversaries of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(3)

On February 25, 2016, the Honeywell MDCC approved awards of Honeywell RSUs for each Named Executive Officer, other than Mr. Gili, each scheduled to vest in equal installments on the third and fourth anniversary of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(4)

On July 29, 2016, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Rabiller, scheduled to vest in substantially equal installments on each of July 31, 2019, 2021 and 2023, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(5)

On February 28, 2017, the Honeywell MDCC approved awards of Honeywell RSUs for each Named Executive Officer, other than Mr. Gili, each scheduled to vest in full on the third anniversary of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(6)

On February 28, 2017, the Honeywell MDCC approved an award of Honeywell RSUs for Messrs. Rabiller, Maironi and Bracke, scheduled to vest in substantially equal installments on the second, third and fourth anniversaries of the grant date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(7)

On February 27, 2018, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Rabiller, scheduled to vest in substantially equal installments on the second, fourth and sixth anniversaries of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(8)

Pursuant to the offer letters or employment agreement, each entered into in connection with the Spin-Off, on October 1, 2018, we granted each Named Executive Officer awards of Company RSUs, each of which vest in two equal 50% installments on each of the third and fourth anniversaries of the Spin-Off, subject to continued employment through each vesting date.

(9)

On March 4, 2019, the Compensation Committee approved an award of RSUs pursuant to the LTI Plan for each Named Executive Officer, which will vest in full on the third anniversary of the grant date, subject to continued employment.

(10)

On March 4, 2019, the Compensation Committee approved an award of PSUs pursuant to the LTI Plan. The performance period for the PSUs will end on December 31, 2021. In accordance with the SEC rules, the number of PSUs shown pursuant to the LTI Plan represents the number of performance shares that may be earned during the performance period based on target performance.

(11)

On March 4, 2019, the Compensation Committee approved an award of PSUs pursuant to the Replacement Plan. The performance period for the PSUs will end on December 31, 2020. In accordance with the SEC rules, the number of PSUs shown pursuant to the Replacement Plan represents the number of performance shares that may be earned during the performance period based on threshold performance.

(12)

On March 4, 2019, the Compensation Committee approved an award of stock options pursuant to the LTI Plan for each Named Executive Officer, each of which will vest, in equal 25% installments over a four-year period, subject to continued employment, on the applicable vesting date, and expire ten years from the date of grant.

(13)

On February 27, 2014, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Balis, scheduled to vest in substantially equal installments on the third, fifth and seventh anniversaries of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(14)

On February 28, 2017, the Honeywell MDCC approved an award of Honeywell RSUs for Messrs. Balis, Maironi and Bracke, which will vest in full on March 15, 2020. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(15)

On July 27, 2017, the Honeywell MDCC approved awards of Honeywell RSUs for Messrs. Balis and Mabru, each scheduled to vest in substantially equal installments on the second, fourth and sixth anniversaries of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(16)

On February 27, 2018, the Honeywell MDCC approved awards of Honeywell RSUs for each of Messrs. Balis, Maironi, Mabru and Bracke, each scheduled to vest in full on the third anniversary of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(17)

On February 27, 2018, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Balis, scheduled to vest in substantially equal installments on the second, third and fourth anniversaries of the grant date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(18)

On July 25, 2014, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Maironi, scheduled to vest in substantially equal installments on the third, fifth and seventh anniversaries of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(19)

On July 31, 2015, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Mabru, scheduled to vest in substantially equal installments on the third, fifth and seventh anniversaries of the grant date, subject to continued employment on the applicable vesting date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(20)

On July 26, 2013, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Bracke, scheduled to vest in full on the seventh anniversary of the grant date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(21)

On September 24, 2015, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Bracke, scheduled to vest in substantially equal installments on the fifth and seventh anniversaries of the grant date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(22)

On February 27, 2018, the Honeywell MDCC approved an award of Honeywell RSUs for Mr. Bracke, scheduled to vest in substantially equal installments on the first, second, third and fourth anniversaries of the grant date. These Honeywell RSUs were converted into Company RSUs in connection with the Spin-Off.

(23)	On March 4, 2019, the Compensation Committee approved an award of RSUs pursuant to the Replacement Plan for Mr. Bracke, which will vest in full on March 4, 2021, subject to continued service.

(24)

On September 6, 2019, the Compensation Committee approved an award of RSUs to Mr. Bracke in connection with his appointment as Interim Chief Financial Officer. The RSUs will vest in full on the second anniversary of the grant date, subject to continued employment.

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2019

The following table shows for 2019 the number of shares acquired upon the vesting of Company stock awards and the value realized upon such vesting.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Olivier Rabiller	78,623	1,224,666

Alessandro Gili	55,569	862,709

Peter Bracke	54,718	896,267

Craig Balis	75,131	1,221,263

Jérôme Maironi	67,968	1,090,907

Thierry Mabru	62,288	971,649

(1)	Represents the amounts realized based on the fair market value of our common stock on the vesting date.

PENSION BENEFITS—FISCAL YEAR 2019

The following table provides summary information about the pension benefits that have been earned by our Named Executive Officers in 2019. For 2019, the Named Executive Officers all participated in a pension plan sponsored in Switzerland and named “Columna Sammelstiftung Client Invest Winterthur” (the “Garrett Swiss Plan”). Garrett Swiss Plan benefits depend on each Named Executive Officer’s annual contribution election and age. The column in the table below entitled “Present Value of Accumulated Benefits” represents the value of the employer contributions in the Garrett Swiss Plan with related interest, converted to U.S. dollars.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

Olivier Rabiller	Garrett Swiss Plan(1)	9	626,518

Alessandro Gili	Garrett Swiss Plan(1)	1.6	107,164

Peter Bracke	Garrett Swiss Plan(1)	10.8	555,090

Craig Balis	Garrett Swiss Plan(1)	5.6	441,123

Jérôme Maironi	Garrett Swiss Plan(1)	1.5	83,676

Thierry Mabru	Garrett Swiss Plan(1)	8.8	392,513

(1)	Garrett Swiss Plan benefits are not dependent upon years of credited service.

Garrett Swiss Plan Information

The Garrett Swiss Plan is a broad-based pension plan in which all of Garrett’s Swiss-based employees participate, as well as our Named Executive Officers. The Garrett Swiss Plan complies with Swiss tax requirements applicable to broad-based pension plans. Normal retirement age under the Garrett Swiss Plan is 65, for men, and 64, for women. All benefits are immediately vested.

The Named Executive Officers can contribute to the Garrett Swiss Plan based on their age at rates that range from 5%-11% of pensionable salary with additional contributions for death and disability benefits. Employer contributions are also based on the Named Executive Officer’s age at rates that range from 5.5%-11.5% of pensionable salary with additional contributions for death and disability benefits. Participants are guaranteed a minimum interest rate of return each year which is approved by the Garrett Swiss Plan trustee board. For 2019, this minimum rate was 2%.

The Garrett Swiss Plan defines pensionable salary as the sum of annual base salary, sales incentives/commissions, bonuses, gratuities and gifts for service years, in each case, while taking into account any changes to compensation have been agreed to for the applicable year, minus the annual coordination amount and limited to the Garrett Swiss Plan’s annual pay limit. For 2019, the annual coordination amount was $24,735 and the Garrett Swiss Plan’s annual pay limit was $848,047.

Annual benefits under the Garrett Swiss Plan are calculated at a Named Executive Officer’s retirement date and are equal to a percentage of the Named Executive Officer’s account balance specified in the Garrett Swiss Plan based on his age and retirement year. The normal payment form is a joint and 60% survivor annuity with the member’s surviving spouse, with a lump sum option. Swiss pension law requires participants who were covered by the pension plan of another employer to transfer the termination benefit of that pension plan into the Garrett Swiss Plan. Participants are permitted to withdraw part of the termination benefit, or pledge the termination benefit, for home ownership.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2019

The following table provides information on the defined contribution or other plans that during 2019 provided for deferrals of compensation to our Named Executive Officer’s on a basis that is not tax-qualified.

Name	Plan	Executive Contributions in 2019 ($)	Registrant Contributions in 2019 ($)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance as of December 31, 2019 ($)

Craig Balis	Garrett Supplemental Savings Plan(1)	—	—	27,987	—	357,878

(1)

In 2019, Mr. Balis participated in the Garrett Supplemental Savings Plan. Mr. Balis does not contribute to the plan (and Garrett is not actively making any matching contributions to his account); however, his account continues to earn interest under the plan. All deferred compensation amounts are unfunded and unsecured obligations of Garrett and are subject to the same risks as any of Garrett’s general obligations. No amounts reported in the table above for Mr. Balis have been reported in our Summary Compensation Table for 2018 or 2019.

Supplemental Savings Plan (“SSP”)

The SSP is a U.S. nonqualified deferred compensation plan that permits executives to defer the portion of their pre-tax compensation and incentive compensation that could not be contributed to Garrett’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary for the plan year. Employer matching contributions are discretionary and immediately vested.

Participant deferrals are credited with a rate of interest, compounded daily, based on the Fidelity U.S. Bond Index Fund. The rate is subject to change daily, and for 2019, the average rate was 8.5%.

Mr. Balis elected to receive his SSP benefits in a lump sum, which amount will be paid on the later of six months or in January of the year following his separation from service. Amounts deferred cannot be withdrawn before the distribution date for any reason.

SUMMARY OF POTENTIAL PAYMENTS AND BENEFITS—TERMINATION EVENTS

Overview

This section describes the benefits payable to our Named Executive Officers in two circumstances:

•	Termination of Employment

•	Change in Control

Employment Agreements and Offer Letters; Separation Agreement

Olivier Rabiller.    Under Mr. Rabiller’s offer letter, upon an involuntary termination of employment, other than for cause, Mr. Rabiller will be entitled to 24 months of base salary continuation and target incentive compensation, which will be extended to 36 months in the case of such termination within two years after a change in control of the Company.

Alessandro Gili.     Prior to entering into his separation agreement with the Company in September 2019, Mr. Gili was eligible to receive severance payments under his employment agreement. Under Mr. Gili’s employment agreement, Mr. Gili was entitled to a six-month notice period upon a termination of employment by the Company, whereby the Company would have been obligated to provide Mr. Gili with continued salary and benefits for the duration of the notice period regardless of whether Mr. Gili will continue to provide services to the Company. Additionally, upon an involuntary termination of employment, other than for cause, Mr. Gili was entitled to 18 months of base salary continuation and target incentive compensation, which would have been extended to 36 months in the case of such termination within two years after a change in control of the Company that occurs within two years after the Spin-Off.

In connection with his separation from the Company, we entered into a separation agreement with Mr. Gili which provides Mr. Gili with the following payments and benefits: (i) continued salary payments, and a cash allowance in accordance with the applicable Company car policy, with the continued salary payments payable in accordance with the Company’s normal payroll practices during the period commencing on September 30, 2019 and ending on the date which Mr. Gili obtained full-time employment with another employer (the “Termination Date”), (ii) a severance payment in the amount of CHF 1,450,000 (equal to approximately $1,469,694), (iii) a prorated annual incentive bonus in the amount of CHF 328,845 (equal to approximately $333,311) and (iv) accelerated vesting in full of 55,570 of Mr. Gili’s unvested Company restricted stock units. Any other unvested Company equity awards held by Mr. Gili were forfeited without payment therefor. In addition, the Company agreed to pay costs associated with the preparation of Mr. Gili’s 2019 tax return (as well as his 2020 tax return, if the Termination Date occurs in 2020), and any reasonable relocation costs within twelve months of the execution of the separation agreement. In exchange for these payments and benefits, Mr. Gili agreed that, for a period of two years following the Termination Date, Mr. Gili will continue to be subject to the non-competition agreement he entered into with Honeywell (but instead with the covenants applied to our Company). In addition, the separation agreement contains a mutual non-disparagement provision.

Company Severance Plan

Our Named Executive Officers are eligible for severance payments and benefits upon a qualifying termination of employment under our Company severance plan. Upon an involuntary termination of employment by the Company, the Named Executive Officers are entitled to 18 months of base salary continuation, target incentive compensation prorated for the severance period and continued health and welfare benefits for the duration of the severance period, in each case, which will be extended to 24 months in the case of such termination following a change in control. We do not provide our Named Executive Officers, all of whom reside in Switzerland, with continued health and welfare benefits upon a qualifying termination of employment as these benefits typically are provided by the government.

2018 Stock Incentive Plan

Under the terms of the 2018 Stock Incentive Plan, or the 2018 Plan, in the event of a change in control, if the successor corporation refuses to assume or substitute any outstanding equity awards, or the executive is terminated without “cause” or for “good reason” (each as defined in the 2018 Plan and further below) within 24 months of the change in control, in each case, such equity awards will immediately vest and, if applicable, become exercisable and be deemed exercised immediately prior to the change in control transaction.

In addition, under the terms of the outstanding PSU and PCU awards, in the event of a change in control, if the successor corporation does not assume or substitute any outstanding PSU or PCU awards and (i) the applicable performance period has not ended, PSU awards will vest at target, or at a level of substantially achieved performance as determined by the Compensation Committee, and PCU awards will vest based on actual performance and prorated based on the date of such change in control, and (ii) if the applicable performance period has ended, PSU and PCU awards will vest based on actual performance through the performance period. PSUs that vest will be paid out at the greater of (i) the highest price per share paid by the successor corporation and (ii) the highest fair market value of our common stock during the 90-day period that ends on the change in control date.

If the awards are assumed, then upon a termination without cause or for good reason within 24 months of the change in control, if (i) the applicable performance period has not ended, PSU and PCU awards will vest at target and will be prorated based on the date of termination, and (ii) if the applicable performance period has ended, PSU and PCU awards will vest based on actual performance through the performance period.

Additionally, under the 2018 Plan, upon the death or disability of the executive, any outstanding equity awards will immediately vest and, if applicable, become exercisable and be deemed exercised; but the terms of the PSU and PCU awards provide that they will vest based on actual performance and will be prorated based on the date of termination.

Any pro-ration on the PSU and PCU awards will be applied to the period of time employed during the applicable performance period.

Summary of Potential Payments Upon Termination or Change in Control

The following table summarizes the payments that would be made to our Named Executive Officers upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2019. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the Named Executive Officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2018 Plan. Pension and nonqualified deferred compensation benefits, which are described elsewhere in this filing, are not included in the table below in accordance with the applicable disclosure requirements, even though they may become payable at the times specified in the table.

Name	Benefit	Death ($)	Disability ($)	Termination Without Cause (no Change in Control) ($)	Termination Without Cause in Connection with a Change in Control ($)

Olivier Rabiller	Cash	—	—	4,074,610	6,111,915
	Equity Acceleration(1)	5,005,618	5,005,618	6,193,051	5,982,691
	All Other Payments or Benefits	—	—	—	—
	Total	5,005,618	5,005,618	6,193,051	12,094,606

Alessandro Gili	Cash	—	—	2,028,085	—
	Equity Acceleration(2)	—	—	385,656	—

	All Other Payments or Benefits	—	—	—	—
	Total	—	—	2,413,741	—

Peter Bracke	Cash	—	—	1,079,913	2,159,825
	Equity Acceleration(1)	1,637,471	1,637,471	—	1,954,424
	All Other Payments or Benefits	—	—	—	—
	Total	1,637,471	1,637,471	1,079,913	4,114,249

Craig Balis	Cash	—	—	965,833	1,287,777
	Equity Acceleration(1)	2,040,696	2,040,696	—	2,439,030
	All Other Payments or Benefits	—	—	—	—
	Total	2,040,696	2,040,696	965,833	3,726,807

Jérôme Maironi	Cash	—	—	1,086,564	1,448,751
	Equity Acceleration(1)	1,767,685	1,767,685	—	2,112,728
	All Other Payments or Benefits	—	—	—
	Total	1,767,685	1,767,685	1,086,564	3,561,479

Thierry Mabru	Cash	—	—	947,348	1,263,130
	Equity Acceleration(1)	1,577,402	1,577,402	—	1,885,303
	All Other Payments or Benefits	—	—	—	—
	Total	1,577,402	1,577,402	947,348	3,148,433

(1)

Represents the sum of the values attributable to the accelerated vesting of the unvested portion of all outstanding Company Stock Options, RSUs and PSUs held by the executive officer as of December 31, 2019. The value of the accelerated equity awards was calculated based on the closing price of our common stock on December 31, 2019 ($9.99). Upon the death or disability of the executive, PSUs and PCUs will accelerate and vest based on actual performance through the completion of the performance period and will be prorated for the date of termination. We have estimated for purposes of this disclosure that PSUs and PCUs awarded under the Replacement Plan and LTI Plan are valued based on projecting their performance as of December 31, 2019 through the end of the performance period. Note, however, that the value of these accelerated PSU and PCU awards would ultimately reflect actual performance and, accordingly the amounts payable in respect of such PSU and PCU awards under this scenario could be greater or less than the amounts reported.

(2)

With respect to Mr. Gili, represents the sum of the values attributable to the accelerated vesting of the RSUs in connection with his separation from the Company. The value of the accelerated equity awards was calculated based on the closing price of our common stock on February 28, 2020 ($6.94).

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median employee to the annual total compensation of Olivier Rabiller, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $27,146; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $5,369,501.

Based on this information, for 2019, our CEO’s annual total compensation was 198 times that of the median of the annual total compensation of all of our employees (other than the CEO).

Determining the Median Employee

Employee Population

We used our employee population data as of October 1, 2019 as the determination date for identifying our median employee. As of such date, our employee population consisted of approximately 6,100 individuals.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we selected base salary and target bonus as the most appropriate measure of compensation, which was consistently applied to all of our employees included in the calculation. In identifying the median employee, we annualized the compensation of all permanent employees who were new-hires in 2019 and we converted international currencies to US dollars using the exchange rates on the determination date.

Compensation Measure and Annual Total Compensation of Median Employee

With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $27,146.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the 2019 “Total” column of our Summary Compensation Table included in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the equity awards outstanding under the 2018 Plan and the 2018 Stock Plan for Non-Employee Directors as of December 31, 2019:

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)(1)

Equity compensation plans approved by security holders	3,574,994	(2)	16.17	(3)	5,853,036

Equity compensation plans not approved by security holders	—		—		—

Total	3,574,994		16.17		5,853,036

(1)	Consists of the 2018 Plan and the 2018 Stock Plan for Non-Employee Directors.

(2)	Represents shares underlying Company stock options and unvested Company RSUs granted under the 2018 Plan and the 2018 Stock Plan for Non-Employee Directors.

(3)	Represents the weighted-average exercise price of Company stock options granted under the 2018 Plan.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Agreements

We have entered into letter agreements with each of our non-employee directors that generally provide a total compensation package that includes annual cash fees and annual restricted stock unit grants to compensate our non-employee directors for the time and effort necessary to serve on the Board.

Our non-employee directors receive a cash retainer for service on the Board and for service on each committee of which the non-employee director is a member. The Independent Chairperson of the Board and the Chairperson of each committee may receive a higher retainer for such service. Cash retainers are paid quarterly on the first business day of the applicable quarter. The fees paid to our non-employee directors for service on the Board are set forth in the table below.

In light of the uncertainties related to the global COVID-19 pandemic, in April 2020 our directors have agreed to reduce their annual cash retainers by 20% for the remainder of 2020.

Cash Compensation

Annual Cash Retainer	$80,000

Independent Chairperson Annual Cash Retainer	$100,000

Committee Chair Annual Cash Retainer

Audit	$20,000

Compensation	$15,000

Nominating and Governance	$15,000

Other Committees	$10,000

Committee Member Annual Cash Retainer

Audit	$10,000

Compensation	$7,500

Nominating and Governance and Other Committees	$5,000

In addition, each of our non-employee directors is eligible to receive an annual restricted stock unit grant with a total target value of $120,000 (the actual number of restricted stock units to be determined by dividing the target value by the fair market value of Company common stock on the date of the annual meeting of stockholders). The restricted stock units will vest on the earlier of the one-year anniversary of the grant date, death, disability or the non-employee director’s removal from the Board in connection with a change in control.

Our non-employee directors received a prorated annual restricted stock unit grant for their service on our Board for the remainder of the 2018 calendar year after the Spin-Off, with the number of restricted stock units based on the closing price of the Company’s common stock on a “when issued” basis on the day immediately prior to date of the Spin-Off. These restricted stock units were granted to our non-employee directors in the first quarter of 2019. As described above, these restricted stock units will vest on the earlier of the one-year anniversary of the Spin-Off date, death, disability or the non-employee director’s removal from the Board in connection with a change in control.

We also reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings and provide our non-employee directors with business travel accident insurance.

In accordance with our 2018 Stock Plan for Non-Employee Directors, the maximum number of shares with respect to which awards may be granted to any non-employee director during any calendar year is 20,000.

Stock Ownership Guidelines

Under our non-employee director stock ownership guidelines, each non-employee director is required to hold a number of shares of Company common stock having a market value equal to or greater than five times the annual base cash retainer payable to the non-employee director. Until the applicable ownership guideline is achieved, each non-employee director is required to retain at least 50% of the shares acquired from Company restricted stock unit grants, other than any shares required to be sold to pay applicable taxes. Once the applicable ownership guideline is achieved, the aforementioned retention ratio will no longer apply. If a non-employee director’s share ownership subsequently falls back below the applicable ownership guideline and remains below the ownership guideline on a continuous basis for a period of more than 24 months, the non-employee director will be required to comply again with the retention ratio until such time as the non-employee director again achieves the ownership guideline.

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2019. Mr. Rabiller, who served as our President and Chief Executive Officer during the year ended December 31, 2019, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Rabiller is reported in the Summary Compensation Table included under “Executive Compensation.”

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Carlos M. Cardoso	202,500	146,449	—	348,949

Maura J. Clark	102,500	146,449	—	248,949

Courtney M. Enghauser	95,000	146,449	—	241,449

Susan L. Main	95,000	146,449	—	241,449

Carsten J. Reinhardt	95,000	146,449	4,400	245,849

Scott A. Tozier	107,500	146,449	—	253,949

(1)	Reflects cash retainer fees earned by our directors in 2019.

(2)	As of December 31, 2019, Messrs. Cardoso, Reinhardt and Tozier, and Mses. Clark, Enghauser and Main, each held 7,555 RSUs.

(3)	Amount for Mr. Reinhardt represents reimbursement of tax planning services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 3, 2020, by:

•

each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of such date based on currently available Schedules 13D and 13G filed with the SEC;

•	each of our directors (which includes all nominees);

•	our named executive officers; and

•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under restricted stock units that will vest, and stock options that will be exercisable, on or before June 2, 2020, are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is La Pièce 16, Rolle, Switzerland 1180. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Holders of more than 5% of our Common Stock

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,069,950	(2)	10.7%

Sessa Capital (Master), L.P. and affiliated funds 888 Seventh Avenue, 30th Floor New York, NY 10019	7,285,260	(3)	9.6%

Deccan Value Investors L.P. Vinit Bodas One Fawcett Place Greenwich, CT 06830	7,200,605	(4)	9.5%

Dynamo Internacional Gestão de Recursos Ltda. Av. Ataulfo de Paiva, 1235, 6th floor, Rio de Janeiro – RJ, Brazil	3,773,845	(5)	5.0%

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)

Directors (including all nominees) and Named Executive Officers

Olivier Rabiller	157,290	(6)	*

Carlos M. Cardoso	1,635		*

Maura J. Clark	1,635		*

Courtney M. Enghauser	1,635		*

Susan L. Main	1,635		*

Carsten J. Reinhardt	1,144		*

Jérôme Stoll	—		*

Scott A. Tozier	1,635		*

Craig Balis	134,174	(7)	*

Peter Bracke	117,308	(8)	*

Alessandro Gili	69,101		*

Thierry Mabru	55,215	(9)	*

Jérôme Maironi	114,832	(10)	*

All current directors and executive officers as a group (14 persons)	672,645	(11)	*

*	Less than 1% of our outstanding common stock.

(1)	Applicable percentage of ownership for each holder is based on 75,571,651 shares of common stock outstanding on April 3, 2020.

(2)

Information is based on a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2020. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 8,013,175 shares and sole dispositive power over all 8,069,950 shares.

(3)

Information is based on a Schedule 13G/A filed by Sessa Capital (Master), L.P. (the “Sessa Fund”), Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC and John Petry on February 14, 2020. According to the Schedule 13G/A, each of the Sessa Fund, Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM, GP, LLC and John Petry has sole voting and dispositive power over 7,285,260 shares. The Sessa Fund directly beneficially owns all 7,285,260 shares. Sessa Capital GP, LLC is the general partner of the Sessa Fund, Sessa Capital IM, L.P. is the investment manager of the Sessa Fund, Sessa Capital IM GP, LLC is the general partner of Sessa Capital IM, L.P. and Mr. Petry is the manager of Sessa Capital GP, LLC and Sessa Capital IM GP, LLC.

(4)

Information is based on a Schedule 13G/A filed by Deccan Value Investors L.P. (the “Deccan Investment Manager”) and Vinit Bodas on February 14, 2020. According to the Schedule 13G/A, each of the Deccan Investment Manager and Mr. Bodas has shared voting power and shared dispositive power over all 7,200,605 shares. The Deccan Investment Manager serves as an investment manager with respect to the shares held by certain funds and managed accounts. Mr. Bodas is the managing member of Deccan Value LLC, the general partner of the Deccan Investment Manager.

(5)

Information is based on a Schedule 13G filed by Dynamo Internacional Gestão de Recursos Ltda. (“Dynamo”) on February 14, 2020. According to the Schedule 13G, Dynamo has sole voting and dispositive power over all 3,773,845 shares. Dynamo serves as the investment manager of Dynamo Global Master Fundo de Investimento em Ações – Investimento no Exterior (“Dynamo Global Master Fund”) and Dynamo Master Fund (together with Dynamo Global Master Fund, the “Master Funds”), which directly hold the shares reported herein. The controlling shareholders of Dynamo Global Master Fund are Dynamo Global Fundo de Investimento em Cotas de Fundo de Investimento em Ações – Investimento no Exterior and Dybra Global Fundo de Investimento em Cotas de Fundo de Investimento em Ações – Investimento no Exterior, and the controlling shareholders of Dynamo Master Fund are Dynamo Fund and Dynamo Fund LLC (the controlling shareholders together, the “Feeder Funds”).

(6)	Includes options to purchase 27,138 shares that will vest on or before June 2, 2020.

(7)	Includes options to purchase 6,892 shares that will vest on or before June 2, 2020.

(8)	Includes options to purchase 3,135 shares that will vest on or before June 2, 2020.

(9)	Includes options to purchase 5,582 shares that will vest on or before June 2, 2020.

(10)	Includes options to purchase 7,327 shares that will vest on or before June 2, 2020.

(11)	Includes options to purchase an aggregate of 58,391 shares of common stock that will vest on or before June 2, 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures (the “Policy”) for the review, approval and ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) (“Related Person Transactions”) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “Related Person” had, has or will have a direct or indirect material interest. Under the Policy, a “Related Person” includes (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, executive officer or a nominee to become a director of the Company; (ii) any person (or group) who is the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Prior to entering into any Related Person Transaction, the Related Person must provide notice to our General Counsel of the facts and circumstances of the proposed Related Person Transaction. The Policy calls for the proposed transaction to be assessed by the General Counsel and, if determined to be a Related Person Transaction, submitted to the Nominating and Governance Committee for its consideration at the next Nominating and Governance Committee meeting or, if the General Counsel, in consultation with the Chief Executive Officer or Chief Financial Officer, determines that it is not practicable or desirable to wait until the next Nominating and Governance Committee meeting, to the Chair of the Nominating and Governance Committee.

The Nominating and Governance Committee or Chair of the Nominating and Governance Committee, as applicable, will review and consider all the relevant facts and circumstances available, including but not limited to:

•	the benefits to the Company of the proposed transaction;

•

the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; and

•	the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally.

The Nominating and Governance Committee (or the Chair of the Nominating and Governance Committee) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company, as the Nominating and Governance Committee (or its Chair) determines in good faith. From time to time, the Nominating and Governance Committee shall review certain previously approved or ratified Related Person Transactions that remain ongoing in nature.

We have not been a party to any Related Person Transactions since January 1, 2019.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although stockholder ratification of the appointment of Deloitte SA is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of Deloitte SA. Deloitte SA served as our independent registered accounting firm for the year ended December 31, 2019. Representatives of Deloitte SA are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Even if the selection of Deloitte SA is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

As previously disclosed in the Form 8-K filed with the SEC on November 6, 2018 (the “Form 8-K”), on November 1, 2018, the Audit Committee approved the engagement of Deloitte SA as the Company’s independent registered public accounting firm, effective immediately. On the same date, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte US”) as the Company’s independent registered public accounting firm.

In connection with the Spin-Off, Honeywell had engaged Deloitte US to audit the combined financial statements of the Business included in the Company’s Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission on September 5, 2018 (the “Form 10”). The report of Deloitte US on the combined financial statements of the Business for each of the two fiscal years ended December 31, 2016 and 2017 included in the Form 10 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and December 31, 2017, and the subsequent interim period through November 1, 2018, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte US on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte US would have caused Deloitte US to make reference to the matter in connection with its report, or (b) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed in the Form 10, a material weakness in internal control over financial reporting was identified in August 2018 related to the estimation in the liability for unasserted Bendix-related asbestos claims. Specifically, it was determined that there were not effective controls in place to provide reasonable assurance that a material error would be prevented or detected related to the application of ASC 450 (Contingencies) in the estimation of such Bendix-related asbestos liability. Prior to the Spin-Off, and at the time the material weakness was identified, the Company was not a standalone entity and did not have a board of directors or an audit committee. Therefore, the Audit Committee did not discuss the material weakness with Deloitte US. The Company has authorized Deloitte US to respond fully to the inquiries of Deloitte SA concerning the material weakness.

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through November 1, 2018, neither the Company nor the Business, nor anyone on their behalf, consulted with Deloitte SA with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte SA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Deloitte US with a copy of the disclosures that it made in the Form 8-K and requested that Deloitte US furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained in such Form 8-K. A copy of Deloitte US’s letter, dated November 6, 2018, was filed as Exhibit 16.1 to the Form 8-K.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte SA as our independent registered public accounting firm for the year ending December 31, 2019.

Principal Accountant Fees and Services

The following table summarizes the fees of Deloitte SA, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2019	2018

Audit Fees(1)	$3,706,000	$3,090,800

Audit-Related Fees(2)	$7,000	$1,300

Tax Fees(3)	$76,000	—

All Other Fees(4)	—	$50,000

Total Fees	$3,789,000	$3,142,100

(1)

Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees consist of fees for tax-related services, including tax compliance and tax advice.

(4)	All other fees consist of fees for the delivery of a workshop to facilitate our identification of digital transformation opportunities.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance. Between regularly scheduled meetings of the Audit Committee, the chairperson of the Audit Committee may pre-approve the terms and fees of non-audit engagements with the independent auditor. Any such pre-approvals by the chairperson of the Audit Committee will be presented to the full Audit Committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2019 and has discussed these consolidated financial statements with our management and our independent registered public accounting firm. Management is responsible for the preparation of our consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and our Audit Committee has discussed with our independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

By the Audit Committee of the Board of Directors of Garrett Motion Inc.:

Scott A. Tozier (Chair)

Carlos M. Cardoso

Courtney M. Enghauser

Susan L. Main

PROPOSAL THREE—APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our Named Executive Officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Garrett Motion Inc. approve, on an advisory basis, the 2019 compensation of Garrett Motion Inc.’s Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Garrett Motion Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders.”

Frequency of Say-on-Pay Vote and 2019 Say-on-Pay Vote

At our 2019 Annual Meeting of Stockholders held on June 4, 2019, the Company’s stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, the Company has determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2021 Annual Meeting of Stockholders.

Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the compensation discussion and analysis, the accompanying compensation tables and related narrative disclosure of this proxy statement.

ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, La Pièce 16, Rolle, Switzerland 1180. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 16, 2020. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Secretary, Jérôme Maironi.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2021 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than February 27, 2021 and not before January 28, 2021. However, if the 2021 annual meeting of stockholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the Annual Meeting, notice must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2021 annual meeting of stockholders.

Householding of Annual Meeting Materials

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Garrett who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 3, 2020, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO JÉRÔME MAIRONI, SECRETARY, GARRETT MOTION INC., LA PIÈCE 16, ROLLE, SWITZERLAND 1180. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Olivier Rabiller

President and Chief Executive Officer

Rolle, Switzerland

April 15, 2020

ANNEX

Non-GAAP Financial Measures

This Proxy Statement includes Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow, which are financial measures not compliant with generally accepted accounting principles in the United States (“GAAP”). The Non-GAAP financial measures provided herein are adjusted for certain items as presented below and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Garrett believes that Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are important indicators of operating performance because they exclude the effects of income taxes and certain other items, as well as the effects of financing and investing activities by eliminating the effects of interest and depreciation expenses and therefore more closely measures our operational performance. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For additional information with respect to our Consolidated and Combined Financial Statements, see our Annual Report on Form 10-K for the year ended December 31, 2019.

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow

($ in millions)	For the Year Ended December 31, 2019
Net income—GAAP	$313
Tax expense	33
Profit before taxes	346
Net interest expense (income)	61
Depreciation	73
EBITDA (Non-GAAP)	480
Other expense, net (which primarily consists of indemnification, asbestos and environmental expenses)(1)	40
Non-operating (income) expense(2)	8
Stock compensation expense(3)	18
Repositioning charges(4)	2
Spin-Off costs(5)	28
Foreign exchange (gain) loss on debt, net of related hedging (gain) loss	7
Adjusted EBITDA (Non-GAAP)	$583
Adjusted EBITDA Margin (Non-GAAP) %(6)	17.9%
Change in working capital	59
Taxes (without Mandatory Transition Tax)	(93)
Capital expenditures	(102)
Other	(75)
Interest	(54)
Adjusted Free Cash Flow	$318

(1)

The accounting for the majority of our asbestos-related liability payments and accounts payable reflect the terms of the Indemnification and Reimbursement Agreement with Honeywell entered into on September 12, 2018, under which we are required to make payments to Honeywell in amounts equal to 90% of Honeywell’s asbestos-related liability payments and accounts payable, primarily related to the Bendix business in the United States, as well as certain environmental-related liability payments and accounts payable and non-United States asbestos-related liability payments and accounts payable, in each case related to legacy elements of the Business, including the legal costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts and, as may be applicable, certain other recoveries associated with such liabilities.

(2)

Non-operating (income) expense adjustment includes the non-service component of pension expense and other expense, net and excludes interest income, equity income of affiliates, and the impact of foreign exchange.

(3)	Stock compensation expense adjustment includes only non-cash expenses.

(4)	Repositioning charges adjustment primarily includes severance costs related to restructuring projects to improve future productivity.

(5)	Spin-Off costs primarily include costs incurred for the set-up of the IT, Legal, Finance, Communications and Human Resources functions after the Spin-Off from Honeywell on October 1, 2018.

(6)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of net sales.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GTX2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. GARRETT MOTION INC. LA PIECE 16 ROLLE SWITZERLAND 1180 D05711-P37897 GARRETT MOTION INC. The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of three Class II directors for a two-year term ending at the 2022 Annual Meeting of Stockholders For Against Abstain Nominees: ! ! ! 1a. Courtney M. Enghauser ! ! ! 1b. Carsten J. Reinhardt ! ! ! For Against Abstain 1c. Jrme Stoll The Board of Directors recommends you vote FOR proposals 2 and 3: ! ! ! 2. The ratification of the appointment of Deloitte SA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. ! ! ! 3. The approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers. NOTE: fThe stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D05712-P37897 GARRETT MOTION INC. Annual Meeting of Stockholders May 28, 2020 10:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Olivier Rabiller and Jérôme Maironi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Garrett Motion Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on May 28, 2020, as a virtual meeting, and any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are further authorized to vote (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof. Continued and to be signed on reverse side